UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §204.14a-12

WMS INDUSTRIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

800 South Northpoint Boulevard

Waukegan, Illinois 60085

October 24, 2007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 13, 2007

10:00 a.m., Central Time

WMS Industries Inc. Headquarters

800 South Northpoint Blvd.

Waukegan, Illinois 60085

AGENDA:

1.	To elect a board of nine (9) directors;

2.	To ratify the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending June 30, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on October 18, 2007 are entitled to notice of and to vote at our Annual Meeting of Stockholders and any adjournments thereof. A list of the stockholders entitled to vote will be available for examination by any stockholder of WMS for any purpose germane to the Annual Meeting of Stockholders during regular business hours at our principal executive offices for the period beginning ten calendar days prior to the December 13, 2007 meeting until the end of the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

By Order of the Board of Directors,

Kathleen J. McJohn
Vice President, General Counsel and Secretary

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING OF STOCKHOLDERS, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

Appendix A: Audit and Ethics Committee Charter

i

ANNUAL MEETING OF STOCKHOLDERS

WMS INDUSTRIES INC.

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS

1.	WHO IS SOLICITING MY VOTE?

This proxy solicitation is being made by the Board of Directors of WMS Industries Inc. We have retained Georgeson Shareholder Communications, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including Georgeson’s fee which we expect to be approximately $1,500.

2.	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

This proxy statement was first mailed to stockholders on or about October 25, 2007

3.	WHAT MAY I VOTE ON?

You may vote on:

➢	The election of nine (9) directors to serve on our Board of Directors.

➢	The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending June 30, 2008.

4.	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

The Board of Directors recommends that you vote:

➢	FOR each of the director nominees to serve on our Board of Directors.

➢	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending June 30, 2008.

5.	WHO IS ENTITLED TO VOTE?

Holders of shares of our common stock as of the close of business on October 18, 2007, the Record Date, are entitled to vote on all items properly presented at the Annual Meeting of Stockholders. On the Record Date, approximately 50,585,275 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during regular business hours at our principal place of business, located at 800 South Northpoint Blvd., Waukegan, Illinois 60085, from our Corporate Secretary at least ten calendar days before December 13, 2007. The list of stockholders will also be available at the Annual Meeting of Stockholders.

6.	HOW DID THE RECENT THREE-FOR-TWO STOCK SPLIT AFFECT MY RIGHT TO VOTE?

In connection with the three-for-two stock split effected in June 2007, you received one additional share of our common stock for every two shares that you held on the record date, May 29, 2007. However, the stock split did not change your percentage ownership in WMS. To the extent you owned such additional shares on October 18, 2007, you will be now entitled to vote such shares. Throughout this proxy statement, we have expressed all share and per share numbers including options, restricted stock, deferred stock and equity-based performance units as adjusted for the stock split.

7.	HOW DO I VOTE BY MAIL?

If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted as you direct by one of the individuals indicated on the card (your “proxy”). If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees and FOR the ratification of the appointment of our independent registered public accounting firm. For additional information, please see question 13, below.

8.	WHO CAN ATTEND THE ANNUAL MEETING OF STOCKHOLDERS?

Only stockholders as of the close of business on October 18, 2007, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your instruction form from your broker to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on October 18, 2007 to attend the meeting.

9.	CAN I VOTE AT THE MEETING?

Yes. If you wish to vote your shares in person at the Annual Meeting of Stockholders and they are held by your broker in “street name,” you must bring a letter from the broker to the meeting showing that you were the beneficial owner of the shares on October 18, 2007.

10.	CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You may change your vote at any time before the voting concludes at the Annual Meeting of Stockholders by taking any one of the following actions:

➢	Sending in another proxy with a later date by mail.

➢	Notifying our Corporate Secretary in writing before the Annual Meeting of Stockholders that you wish to revoke your proxy.

➢	Voting in person at the Annual Meeting of Stockholders.

11.	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN STREET NAME?

If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Annual Meeting of Stockholders, but you must bring a letter from the broker showing that you were the beneficial owner of your shares on October 18, 2007.

12.	WHAT IS A “QUORUM”?

A “quorum” is a majority of the outstanding shares. The shares may be present at the Annual Meeting of Stockholders or represented by proxy. There must be a quorum for the Annual Meeting of Stockholders to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

13.	WHAT IS BROKER “DISCRETIONARY” VOTING?

Under the rules of the New York Stock Exchange (NYSE), if you hold your shares through a broker, your broker is permitted to vote your shares on the election of directors and ratification of our independent registered public accounting firm in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker.

14.	HOW ARE MATTERS PASSED OR DEFEATED?

➢

Under Delaware law, the nine director nominees receiving the highest number of affirmative votes will be elected. Our Board of Directors has adopted a policy requiring any director nominee who receives a greater number of votes “withheld” than votes “for” his election to tender his resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and Board. For purposes of this calculation, abstentions and broker non-votes will not be counted. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

➢

Ratification of the appointment of our independent registered public accounting firm must receive affirmative votes from more than 50 percent of the shares that are present and entitled to be voted in order to be approved. An abstention has the same effect as a vote AGAINST this proposal.

15.	WHO WILL COUNT THE VOTES?

Proxies will be tabulated by our transfer agent, American Stock Transfer and Trust Company.

16.	IS MY VOTE CONFIDENTIAL?

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer and Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit American Stock Transfer and Trust Company to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

17.	HOW WILL VOTING ON ANY BUSINESS NOT DESCRIBED ON THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS BE CONDUCTED?

We do not know of any business to be considered at the Annual Meeting of Stockholders other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting of Stockholders, your signed proxy card gives authority to Brian R. Gamache, Scott D. Schweinfurth and Kathleen J. McJohn to vote on such matters at their discretion.

18.	DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder of our shares, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2007 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from you or one or more of the other stockholders at the same address. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2007 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of these documents, now or in the future, should submit this request by writing to American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038 or by calling (800) 937-5449 or (718) 921-8124. Beneficial owners sharing an address who are receiving multiple copies of these documents and who wish to receive a single copy in the future will need to contact their broker, bank or other nominee to request that only one copy of each document be mailed to all stockholders at the shared address in the future.

19.	WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS DUE?

We must receive any stockholder proposals of matters to be acted upon at our 2008 Annual Meeting of Stockholders on or before June 25, 2008, in order to consider including them in our proxy materials for that meeting. Except as otherwise permitted under Rule 14a-8 under the Securities Exchange Act of 1934, in order for a matter to be acted upon at an Annual Meeting of Stockholders, notice of stockholder proposals must be delivered to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by a stockholder must be delivered to our Corporate Secretary at 800 South Northpoint Blvd., Waukegan, Illinois 60085 not earlier than the 120th day prior to an Annual Meeting of Stockholders and not later than the 10th day following the day on which we first publicly announce the date of the meeting. Next year, provided we do not change our meeting date as described above, the submission period for stockholder notices and director nominations will extend from August 15, 2008 to September 14, 2008, except as otherwise permitted under Rule 14a-8 under the Securities Exchange Act of 1934.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. One of our directors, Mr. Harvey Reich, will not stand for re-election at the Annual Meeting of Stockholders. Mr. Reich is retiring from our Board of Directors and will become a director emeritus.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the nine persons named below for election as directors to serve for a term expiring at our 2008 Annual Meeting of Stockholders or until their respective successors are elected and qualify. Except for Ms. Nazemetz, all of the nominees are presently directors.

Unless authority to vote for the election of directors is withheld, the proxy holders named in the enclosed proxy will vote all shares represented thereby in favor of the election of each of the nominees named below. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify, and may be voted for substituted nominees designated by the Board.

Name of Nominee (Age)	Position with Company and Principal Occupation	Director Since
Louis J. Nicastro (79)	Chairman of the Board	1974
Brian R. Gamache (48)	Director; President and Chief Executive Officer	2001
Harold H. Bach, Jr. (75)	Director; Retired Chief Financial Officer of Midway Games Inc.	2003
Robert J. Bahash (62)	Director; Executive Vice President and Chief Financial Officer of The McGraw-Hill Companies	2007
Patricia M. Nazemetz (57)	Nominee; Chief Human Resources and Ethics Officer of Xerox Corporation	*
Neil D. Nicastro (50)	Director; Retired President and Chief Executive Officer of Midway Games Inc.	1986
Edward W. Rabin, Jr. (60)	Director; Retired President of Hyatt Hotels Corporation	2005
Ira S. Sheinfeld (69)	Director; Partner, Hogan & Hartson, LLP (Attorneys-at-Law)	1993
William J. Vareschi, Jr. (65)	Director; Retired Chief Executive Officer and Vice Chairman of Central Parking Corporation	2004

*	Nominee only

Louis J. Nicastro has served as our Chairman of the Board since our incorporation in 1974. He was our Chief Executive Officer from 1998 until June 2001 and was also President from 1998 to April 2000. Mr. Nicastro also served as our Chief Executive Officer or Co-Chief Executive Officer from 1974 to 1996 and as President during the periods 1985-1988 and 1990-1991, among other executive positions. Mr. Nicastro is Neil D. Nicastro’s father.

Brian R. Gamache served as our President and Chief Operating Officer from April 2000 until June 2001, when he was appointed President and Chief Executive Officer and joined our Board of Directors. From 1990 until 1997, Mr. Gamache served in various executive capacities for our former hotel and resort subsidiaries, rising to the position of President and Chief Operating Officer. At the time of WMS’ 1997 spin-off of WHG Resorts & Casinos Inc., Mr. Gamache left WMS to devote his full time to WHG Resorts & Casinos Inc. Mr. Gamache served as President of the Luxury and Resort Division of Wyndham International from 1998 until April 2000. Mr. Gamache is a member of the Board of the American Gaming Association and serves as the Chair of its Finance Committee.

Harold H. Bach, Jr. joined our Board in October 2003. He served as Chief Financial Officer and an Executive Vice President of Midway Games Inc. (NYSE: MWY) (“Midway”) for more than five years until his retirement in September 2001. Mr. Bach also served as Vice President – Finance, Chief Financial Officer and Chief Accounting Officer of WMS for over five years until 1999 when he resigned his position with us to devote his full business time to Midway. Mr. Bach is a certified public accountant (retired) and was a partner in the accounting firms of Ernst & Young (1989-1990) and Arthur Young & Company (1967-1989). Mr. Bach is the Chairman of our Audit and Ethics Committee.

Robert J. Bahash joined our Board in September 2007. He has served as Executive Vice President and Chief Financial Officer for The McGraw-Hill Companies since 1988. Mr. Bahash has been with McGraw-Hill since 1974 and has held a number of finance-related positions. Mr. Bahash is a member of the American Institute of Certified Public Accountants, the Financial Executives Institute, and the New Jersey Society of Certified Public Accountants. Mr. Bahash is a certified public accountant and a member of our Audit and Ethics Committee.

Patricia M. Nazemetz, a nominee for director, has served as Chief Human Resources and Ethics Officer for Xerox since 2007. Ms. Nazemetz has also served as a Vice President for Xerox Corporation since January 1999. Ms. Nazemetz has been with Xerox since 1979 and has held a number of human resource related positions. Ms. Nazemetz serves as director of Energy East Corporation (NYSE: EAS). She is also a trustee of Fordham University.

Neil D. Nicastro served in various executive positions for us, including President, Chief Executive Officer and Chief Operating Officer, beginning in 1986 until his resignation from all executive positions with us in 1998. Mr. Nicastro served as Midway’s President from 1991 until May 2003 and Chief Executive Officer from 1996 to May 2003. He also served as Midway’s Chairman of the Board from 1996 until June 2004. Mr. Nicastro is Louis J. Nicastro’s son. Mr. Nicastro is a member of our Gaming Compliance Committee.

Edward W. Rabin, Jr. was the President of Hyatt Hotels Corporation. He held the position of President from 2003 until his retirement in January 2006. Between 1989 and 2003, Mr. Rabin served as Executive Vice President for Hyatt Hotels Corporation, and was named Chief Operating Officer in 2000. Mr. Rabin is a director of PrivateBancorp, Inc. (NASDAQ-PVTB) and Sally Beauty Holdings (NYSE: SBH). Mr. Rabin serves as Chairman of our Compensation Committee and is a member of our Audit and Ethics Committee and our Nominating and Corporate Governance Committee.

Ira S. Sheinfeld has been a member of the law firm of Hogan & Hartson, LLP and a predecessor law firm, Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York, for more than five years.

William J. Vareschi, Jr. was the Chief Executive Officer and Vice Chairman of the Board of Central Parking Corporation from April 2001 until his retirement in May 2003. Before joining Central Parking Corporation in April 2001, his prior business career of more than 35 years was spent with the General Electric Company, which he joined in 1965. He held numerous financial management positions within GE, including Chief Financial Officer for GE Plastics Europe (in the Netherlands), GE Lighting (Cleveland, Ohio), and GE Aircraft Engines (Cincinnati, Ohio). In 1996, Mr. Vareschi became President and Chief Executive Officer of GE Engine Services, a position he held until July 2000. Mr. Vareschi also serves as a director and a member of the audit committee of WESCO International Inc. (NYSE: WCC). Mr. Vareschi serves as Chairman of our Nominating and Corporate Governance Committee and is a member of our Audit and Ethics Committee.

Harvey Reich has served on our Board since 1983. Mr. Reich was a member of the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for more than five years until his retirement in 1998. Mr. Reich is a member of our Compensation Committee, our Nominating and Corporate Governance Committee and our Gaming Compliance Committee. Mr. Reich is retiring at our annual meeting of stockholders in December 2007.

Vote Required to Elect Nominees

Under Delaware law, the affirmative vote of a plurality of the shares present in person or by proxy at the Annual Meeting of Stockholders is required to elect directors. Our Board of Directors has adopted a policy requiring any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election to tender his or her resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and Board. For purposes of this calculation, abstentions and broker non-votes will not be counted.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND

EXECUTIVE OFFICERS

Principal Stockholders

The following table sets forth information as of the dates noted in the footnotes about persons that, to our knowledge, as of October 18, 2007 beneficially owned more than 5% of our outstanding shares of common stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than Brian R. Gamache, whose beneficial ownership is described under “Security Ownership of Directors, Nominees and Executive Officers” below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock
FMR Corp. 82 Devonshire St. Boston, MA 02109	4,934,919	(1)	9.8%

Sumner M. Redstone and National Amusements, Inc. 200 Elm Street Dedham, MA 02026	4,637,760	(2)	9.2%

Kornitzer Capital Management Inc. 5420 West 61st Place Shawnee Mission, KS 66205	4,284,061	(3)	8.5%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,926,895	(4)	7.8%

Turner Investment Partners, Inc. 1205 Westlakes Drive, Suite 100 Berwyn, PA 19312	3,380,607	(5)	6.7%

(1)	Based upon Amendment No. 14 to Schedule 13G dated February 14, 2007, filed with the Securities and Exchange Commission by FMR Corp. (“FMR”). FMR reported that it has sole voting power over 265,200 shares and sole dispositive power over 4,934,919 shares as a result of its wholly-owned subsidiary, Fidelity Management & Research Company, acting as investment advisor to various investment companies holding 4,831,869 shares, over which Edward C. Johnson 3rd, Chairman of FMR also reported sole dispositive power. The amount reported to be held by FMR includes 303,336 and 212,335 shares issuable upon conversion of $4,000,000 and $2,800,000, respectively, principal amount of WMS Convertible Subordinated Notes due July 15, 2010, convertible at a price of $13.19 per share, held indirectly by FMR.
(2)	Based upon an amendment to Schedule 13D filed with the Securities and Exchange Commission by Sumner M. Redstone and National Amusements, Inc. (“NAI”) on May 15, 2007. As a result of his stock ownership in NAI, Mr. Redstone is considered the beneficial owner of the shares owned by NAI. NAI has reported shared dispositive power over 4,637,760 shares. Under a Voting Proxy Agreement among Mr. Redstone, NAI, Brian R. Gamache (our President and Chief Executive Officer) and us, Mr. Gamache has sole voting power over NAI’s shares. “See Voting Proxy Agreements” below.
(3)	Based upon Amendment No. 2 to Schedule 13G dated February 5, 2007, filed with the Securities and Exchange Commission by Kornitzer Capital Management Inc. Kornitzer Capital Management Inc. reported that it does not have sole voting or dispositive power but has shared voting power and shared dispositive power over 4,284,061 shares.
(4)

Based upon Schedule 13G dated February 14, 2007 filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates reported that it and its subsidiaries have sole voting power over 1,164,300 shares and sole dispositive power over 3,926,895 shares. These securities are owned by various individual and institutional investors, for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Based upon Schedule 13G dated January 18, 2007, filed with the Securities and Exchange Commission by Turner Investment Partners, Inc. Turner Investment Partners, Inc. reported that it has sole voting power over 2,483,760 shares and sole dispositive power over 3,380,607 shares.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth, as of October 18, 2007, information about the beneficial ownership of our common stock by each of our directors, nominees and the executive officers named in the Summary Compensation Table below and by all of our directors, nominees and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power. All persons listed beneficially own less than 1% of our outstanding shares, except Brian R. Gamache (11.1%) and Directors, Nominees and Executive Officers as a group (13.2%).

Name of Beneficial Owner	Total Beneficially Owned (1)		Number of Vested Options (1)	Number of Shares of Restricted Stock		Number of Deferred Units (2)
Harold H. Bach, Jr.*	39,342		18,892	13,972	(3)	4,978
Robert J. Bahash*	17,336		0	7,336	(3)	0
Patricia C. Barten	45,881		42,292	3,589	(4)	0
Orrin J. Edidin	141,874		104,490	37,384	(4)	0
Brian R. Gamache*	5,895,512	(5)	852,528	80,324	(4)	0
Seamus McGill	0		0	0		0
Kathleen J. McJohn	51,715		47,814	3,901	(4)	0
Patricia M. Nazemetz*	0		0	0		0
Louis J. Nicastro*	80,298		18,892	56,428	(3)(4)	4,978
Neil D. Nicastro*	75,363		56,392	13,972	(3)	4,978
Edward W. Rabin, Jr.*	90,289	(6)	45,067	13,972	(3)	0
Harvey Reich**	35,406		11,325	13,972	(3)	4,978
Scott D. Schweinfurth	249,245		213,390	34,325	(4)	0
Ira S. Sheinfeld*	112,842		93,892	13,972	(3)	4,978
William J. Vareschi, Jr.*	75,342		56,392	13,972	(3)	4,978

Directors, Nominees and Executive Officers as a group (16 persons)	6,932,487		1,581,901	308,626		29,868

*	Nominee for Director
**	Mr. Reich will retire from our Board in December 2007
(1)	Includes shares subject to options that are currently exercisable or will become exercisable within 60 days. These shares are deemed outstanding for purposes of calculating the percentage of outstanding common stock owned by a person individually and by all directors and executive officers as a group but are not deemed outstanding for the purpose of calculating the individual ownership percentage of any other person.
(2)	Deferred units represent the right to receive, upon departure from the Board, one share of our common stock for each deferred unit granted.
(3)	Includes or consists of 6,636 shares of restricted stock, the restrictions over which will lapse upon departure from the Board and 7,336 shares of restricted stock, the restrictions over which lapse as to 50% on September 18, 2008 and the remaining 50% on September 18, 2009. For Mr. Bahash, consists of 7,336 shares of restricted stock, the restrictions over which lapse as to 50% on September 18, 2008 and the remaining 50% on September 18, 2009.

(4)	Includes or consists of shares of restricted stock which were granted and will vest as listed below, subject to the reporting person’s continued service to our Company:

Name	Grant Date	Vest Date	Number of Shares
Patricia C. Barten	September 19, 2007	September 19, 2008	897
	September 19, 2007	September 19, 2009	897
	September 19, 2007	September 19, 2010	897
	September 19, 2007	September 19, 2011	898

Orrin J. Edidin	December 9, 2004	December 9, 2007	15,495
	June 7, 2007	June 7, 2008	3,443
	June 7, 2007	June 7, 2009	3,443
	June 7, 2007	June 7, 2010	3,443
	June 7, 2007	June 7, 2011	3,444
	September 19, 2007	September 19, 2008	2,029
	September 19, 2007	September 19, 2009	2,029
	September 19, 2007	September 19, 2010	2,029
	September 19, 2007	September 19, 2011	2,029

Brian R. Gamache	December 9, 2004	December 9, 2007	33,729
	June 7, 2007	June 7, 2008	7,235
	June 7, 2007	June 7, 2009	7,235
	June 7, 2007	June 7, 2010	7,235
	June 7, 2007	June 7, 2011	7,236
	September 19, 2007	September 19, 2008	4,413
	September 19, 2007	September 19, 2009	4,413
	September 19, 2007	September 19, 2010	4,414
	September 19, 2007	September 19, 2011	4,414

Kathleen J. McJohn	September 19, 2007	September 19, 2008	975
	September 19, 2007	September 19, 2009	975
	September 19, 2007	September 19, 2010	975
	September 19, 2007	September 19, 2011	976

Louis J. Nicastro	December 9, 2004	December 9, 2007	42,456

Scott D. Schweinfurth	December 9, 2004	December 9, 2007	14,245
	June 7, 2007	June 7, 2008	3,157
	June 7, 2007	June 7, 2009	3,157
	June 7, 2007	June 7, 2010	3,157
	June 7, 2007	June 7, 2011	3,157
	September 19, 2007	September 19, 2008	1,863
	September 19, 2007	September 19, 2009	1,863
	September 19, 2007	September 19, 2010	1,863
	September 19, 2007	September 19, 2011	1,863

(5)	Includes 4,637,760 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has sole voting power but no dispositive power. Includes 300,000 shares owned by Phyllis G. Redstone for which the reporting person has sole voting power but no dispositive power. See “Voting Proxy Agreements.”
(6)	Includes 27,500 shares held by the Edward Rabin Trust and 3,750 shares held by Mr. Rabin’s wife. Mr. Rabin disclaims beneficial ownership of the securities held by his wife.

Voting Proxy Agreements

In order for us to manufacture and sell gaming machines in Nevada, our officers and directors are required to be, and have been or are in the process of being, registered, licensed or found suitable by the Nevada gaming authorities, among other gaming authorities. In addition, under applicable Nevada law and administrative procedure, as a greater than 5% stockholder of our Company, Sumner M. Redstone was required to apply, and has an application pending, with the Nevada gaming authorities, for a finding of suitability as a stockholder of our Company. National Amusements, Inc., a company controlled by Mr. Redstone, owns 4,637,760 shares, or 9.2% of our outstanding shares.

Under an amended voting proxy agreement, originally entered into in 1995, Mr. Redstone and National Amusements, Inc. voluntarily granted a voting proxy to a proxy-holder to vote all of Mr. Redstone’s and National Amusements, Inc.’s shares. In 2006, Mr. Brian R. Gamache became the proxy-holder under the agreement. The agreement is intended to ensure that the passive investment position of Mr. Redstone and National Amusements, Inc. relative to our Company will not change without prior notification to the Nevada gaming authorities. Under the agreement, Mr. Gamache votes the shares subject to the agreement at his discretion at meetings of our stockholders and acts as proxy in connection with any written consent of our stockholders. The term of the agreement ends on August 24, 2010, unless Mr. Redstone terminates it earlier upon 30 days’ written notice. It may also be terminated upon a finding by the Nevada gaming authorities that Mr. Redstone and National Amusements Inc. are suitable as stockholders of our Company or are no longer subject to the applicable provisions of Nevada gaming laws. Mr. Gamache has advised us that he plans to use the voting proxy to vote such shares in favor of the nominees for election as director under Proposal 1 and FOR Proposal 2.

Phyllis G. Redstone currently owns 300,000 shares, or less than 1.0% of our outstanding shares. Under an amended voting agreement, originally entered into in 2002, Ms. Redstone granted a voting proxy to a proxy-holder. In 2006, Mr. Gamache became the proxy-holder. Under this agreement, Mr. Gamache will vote the shares owned by Ms. Redstone at his discretion at meetings of our stockholders and will act as proxy in connection with any written consent of our stockholders. The term of the agreement ends on November 8, 2012, unless Ms. Redstone terminates it earlier upon 30 days’ written notice. Mr. Gamache has advised us that he plans to use the voting proxy from Ms. Redstone to vote all 300,000 shares in favor of the nominees for election as directors under Proposal 1 and FOR Proposal 2.

CORPORATE GOVERNANCE

The following corporate governance materials are available and can be viewed and downloaded from the Corporate Governance section of the Investor Relations section of our website at www.wms.com: (1) our Amended and Restated Certificate of Incorporation; (2) our Amended and Restated By-laws; (3) our Corporate Governance Guidelines; (4) our Code of Conduct applicable to our directors, officers and employees; (5) our Whistleblower Policy; and (6) the Charters of our Audit and Ethics, Compensation, and Nominating and Corporate Governance Committees. We will provide a copy of these documents to our stockholders, without charge, upon written request addressed to us at 800 South Northpoint Boulevard, Waukegan, Illinois 60085, attention: Treasurer. The Charter of our Audit and Ethics Committee is also attached hereto as Appendix A.

Board of Directors	Sixteen (16) meetings in fiscal year 2007

The Board of Directors is our ultimate decision-making body, responsible for overseeing our affairs, except with respect to those matters reserved to the stockholders by law or under our By-laws.

Each director nominated for re-election attended at least 75% of the aggregate number of meetings of the Board and all Committees on which he or she served during the fiscal year. Our non-management directors hold regular executive sessions without management being present. During fiscal year 2007, the Board met in executive session without management at four (4) meetings. The Chairman of the Board, who is not an executive officer, presides at meetings including executive sessions.

Governance Principles

The Board has adopted Corporate Governance Guidelines and a Code of Conduct. Under our Code of Conduct, only the Board of Directors or a Committee of the Board of Directors may grant a waiver of this code to an executive officer or director. Any waiver will be promptly disclosed to our stockholders and as required by law or NYSE regulations. We have established a whistleblower hotline for use by our employees and other interested parties to report suspected violations of our Code of Conduct or other complaints directly to executive management and our Audit and Ethics Committee. Quarterly, our internal audit department and General Counsel report any suspected violations of our Code of Conduct and any activity on our whistleblower hotline to our Audit and Ethics Committee and our Board of Directors. All employees and our Directors are required to receive ethics training at least annually on our Code of Conduct.

The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, Code of Conduct, charters and key policies and practices as warranted.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our directors. Under these guidelines each of our Board members is expected to own 5,000 shares. Deferred units and restricted stock count toward meeting the requirements but unexercised stock options do not. The guidelines were adopted in September 2006 and modified in September 2007. Under the policy, new directors will have four years from their election or appointment to such positions to comply with these guidelines. All directors who are presently serving on our Board of Directors currently comply with these guidelines.

Director Independence

It has been our policy, and it is a requirement of the listing standards of the NYSE, that a majority of the members of our Board qualify as “independent” directors who have no material relationship with us, other than serving as a director. Our Board has adopted the following categorical standards, as permitted by Section 303A.02 of the NYSE listing standards. A director who is not disqualified from being independent under Section 303A.02 of the NYSE listing standards and who meets all of the following categorical standards is presumed to be independent:

➢

The director does not directly or indirectly (as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to us or our auditors for compensation exceeding (i) for direct services, $100,000 or (ii) for indirect services, the greater of $1 million or 2% of such other company’s revenues.

➢	The director does not own 5% or more of our common stock or convertible subordinated notes.

➢	The director does not serve as an executive officer or director of an organization that receives significant financial contributions from us.

Our Board has determined that director nominee, Ms. Nazemetz, and all of the existing members of our Board of Directors, except for our President and Chief Executive Officer, Brian R. Gamache, are independent in accordance with our policies. Mr. Gamache is not independent because he is one of our executive officers and, due to the voting proxy agreements described above, has voting power over more than 5% of our common stock.

In addition, in order to be nominated for election to our Board, our directors must possess a number of skills and other qualifications, as discussed below under the heading “Nominating and Corporate Governance Committee Policies.”

Evaluation of Board Performance

In 2007, as required by the Corporate Governance Standard of the NYSE, our Board, led by the Nominating and Corporate Governance Committee, conducted its annual evaluation of the Board’s performance as a whole. Each standing Committee of the Board conducted a separate evaluation of its own performance and the adequacy of its charter. Each Committee then reported the results of its self-evaluation to the Board as a whole. The Nominating and Corporate Governance Committee considers these evaluations during the nominating process.

Director Education

We require our directors to participate in continuing education periodically. In fiscal year 2007, a majority of our directors participated in third-party provided continuing education programs on corporate governance and other topics pertinent to the responsibilities of the Board and its Committees. Additionally, in fiscal year 2007, our Audit and Ethics Committee participated in regular quarterly educational sessions provided by our Finance Department covering critical accounting policies, new accounting principles and accounting trends.

COMMITTEES OF THE BOARD OF DIRECTORS

To assist it in carrying out its duties, the Board has delegated specific authority to three standing Committees: Audit and Ethics Committee; Nominating and Corporate Governance Committee; and Compensation Committee. The Board of Directors has determined that all of the members of these Committees are independent directors in accordance with our policies and standards of independence.

Audit and Ethics Committee	Twelve (12) meetings in fiscal year 2007

The Audit and Ethics Committee is currently composed of four independent directors: Messrs. Bach (Chairman), Bahash, Rabin and Vareschi. The Board has determined that each member of our Audit and Ethics Committee is financially literate and that Messrs. Bach, Bahash and Vareschi are audit committee financial experts. Our Audit and Ethics Committee:

➢	Reviews our annual and quarterly financial statements, including our quarterly earnings releases.

➢	Engages our independent registered public accounting firm and approves their fees.

➢	Reviews the reports of our independent registered public accounting firm and the independence and performance of such accounting firm.

➢	Reviews and discusses with our independent registered public accounting firm the critical accounting policies of our Company.

➢	Reviews and discusses with our independent registered public accounting firm the effectiveness of our Company’s internal control over financial reporting.

➢	Monitors investigations of any reports of violations of our Code of Conduct and oversees any investigations relating to accounting controls, financial reporting or potential fraud.

➢	Supervises and oversees our internal audit department.

➢	Pre-approves any non-audit related services to be provided by our independent registered public accounting firm and all related fees to preserve independence.

➢	Reviews with our internal audit department and independent registered public accounting firm the scope of, plans for and results of their respective audits.

The Audit and Ethics Committee also performs the other functions described in its charter. The Audit and Ethics Committee met in executive session with our independent registered public accounting firm without management being present three (3) times in fiscal year 2007. Please also see the “Audit and Ethics Committee Report” beginning on page 47 below and the Charter of our Audit and Ethics Committee attached hereto as Appendix A.

Compensation Committee	Seven (7) meetings in fiscal year 2007

The Compensation Committee is currently composed of two independent directors: Messrs. Rabin (Chairman) and Reich. Our Compensation Committee:

➢	Reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other senior officers.

➢

Makes recommendations to the independent members of the Board with respect to compensation, including bonus amounts, bonus metrics, and salary increases, of our Chief Executive Officer and to the full Board with respect to compensation of our other senior officers.

➢	Reviews periodically the succession plans relating to the Chief Executive Officer and our other senior officers.

➢	Evaluates the Chief Executive Officer’s performance.

➢	Administers, approves and ratifies awards under equity compensation plans.

➢	Recommends to the Board of Directors the timing, pricing and the amount of equity grants to our senior officers under the provisions of our Amended and Restated 2005 Incentive Plan.

Our Compensation Committee also performs the other functions described in its charter.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or ever was an employee or officer of our Company or any of its subsidiaries. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of a board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Nominating and Corporate Governance Committee	Five (5) meetings in fiscal year 2007

The Nominating and Corporate Governance Committee is currently composed of three independent directors: Messrs. Vareschi (Chairman), Rabin and Reich. Our Nominating and Corporate Governance Committee:

➢	Identifies individuals qualified to become Board members and makes recommendations about the nomination of candidates for election to the Board, as discussed in greater detail below.

➢	Makes recommendations regarding corporate governance policies and procedures.

➢	Oversees the annual evaluation of the Board and senior executive officers.

Our Nominating and Corporate Governance Committee also performs the other functions described in its charter.

Selection of Nominees for Election at the Annual Meeting of Stockholders

Except for Ms. Nazemetz, all of the nominees listed on the accompanying proxy card are currently serving on our Board of Directors. Ms. Nazemetz was identified and recommended by a search firm, Robert Gariano Associates, who our Nominating and Corporate Governance Committee engaged to identify and provide background information concerning potential candidates for our Board of Directors.

Nominating and Corporate Governance Committee Policies

Qualifications of Directors.    Under our By-laws, each director must be at least 21 years of age and will not be qualified to serve as a director if any gaming authority has communicated their determination that such individual is not suitable for being licensed or not licensable by such authority. Further, under a policy formulated by our Nominating and Corporate Governance Committee, we require that all candidates for director (a) be persons of integrity, sound ethical character and judgment; (b) have no interests that materially impair their independent judgment or their ability to discharge their fiduciary duties to us and our stockholders; (c) have demonstrated business, governmental or technical achievement and acumen; and (d) have adequate time to devote to service on the Board and have committed to serve on no more than two other boards of directors of publicly traded companies. We also require that a majority of our directors be independent, as described above under “Director Independence.” In addition, at least three of our directors must have the financial literacy necessary for service on our Audit and Ethics Committee, and at least one of our directors must qualify as an audit committee financial expert.

Required Resignation under Certain Circumstances.    Our Nominating and Corporate Governance Committee has adopted a policy that each director must offer to tender his or her resignation to the Board in the event a director changes his or her principal employment.

Majority Voting.    Our Corporate Governance Guidelines contain a majority voting policy. The policy provides that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” his election must tender his resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and Board. For purposes of this calculation, abstentions and broker non-votes will not be counted. When considering a resignation, the Nominating and Corporate Governance Committee will take into account the following factors:

➢	Any stated reasons why votes were withheld and any available methods for curing such issues.

➢	The tenure and qualifications of the director.

➢	The director’s past and expected future contributions.

➢	The overall composition of the Board, our director criteria and our, the NYSE’s and the Securities and Exchange Commission’s requirements for board composition.

Based on this analysis, the Nominating and Corporate Governance Committee will recommend that the Board (1) accept the resignation, (2) decline the resignation but address the underlying cause of the withheld votes, (3) decline the resignation but determine that the director will not be nominated again or (4) decline the resignation. The independent members of the Board of Directors, excluding any director who has submitted his resignation, will have 90 days following the stockholders meeting when the election occurred to consider the resignation and the Nominating and Corporate Governance Committee’s recommendation, and we will promptly disclose any decision with respect to the tendered resignation on a current report on Form 8-K filed with the Securities and Exchange Commission.

In accordance with this policy, each nominee for director is expected to submit his or her resignation upon his or her acceptance of the nomination which resignation will only be effective upon the occurrence of both of the following events:

➢	A greater number of votes are withheld or voted against the election of such director than are voted for such director.

➢	Such director’s resignation is accepted by the Board of Directors.

Stockholder Recommendations of Candidates for Election as Directors.    The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock, but only when an incumbent is not being nominated for the position and the recommended nominee satisfies the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for all nominees as described above. For each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. Submissions must be made in accordance with the Nominating and Corporate Governance Committee’s procedures, as outlined below.

Procedures for Stockholder Submission of Nominating Recommendations.    A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as a director must submit the recommendation, in writing, addressed to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 800 South Northpoint Boulevard, Waukegan, Illinois 60085. The submission must be made by mail, courier or personal delivery. E-mail submissions will not be considered.

The submission must be made in accordance with the provisions of Article I, Section 14 of our By-laws. Our By-laws are filed with the Securities and Exchange Commission and are incorporated by this reference from an exhibit to our Current Report on Form 8-K, filed on May 10, 2007. Under Section 14, among other requirements, the submission must generally be delivered no later than 90 days nor earlier than 120 days prior to the anniversary of the prior year’s Annual Meeting of Stockholders. This year, that period was from August 16, 2007 to September 15, 2007, and we did not receive any submissions from stockholders. Next year, the submission period will extend from August 15, 2008 to September 14, 2008. The submission must include information about the proposed nominee, including his or her age, business and residence addresses, principal occupation, the class and number of shares beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and information about the stockholder recommending the nomination of that person. Submissions from our stockholders must also include information about the stockholder making the submission such as (a) the stockholder’s name and address, (b) the class and number of shares held by the stockholder, (c) a representation that the stockholder is entitled to vote at the meeting in person or by proxy and (d) a representation concerning the stockholder’s plan to solicit proxies in support of the proposal. Our stockholders should refer to the By-laws for a complete description of the requirements.

Under the Nominating and Corporate Governance Committee’s policy, the recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated, to be identified in the proxy statement and to be interviewed by the Nominating and Corporate Governance Committee, if it chooses to do so. The submission must include the proposed nominee’s contact information for this purpose. It must also describe all relationships between the proposed nominee and (a) any of our competitors, customers, suppliers or other persons with interests regarding us and (b) the recommending stockholder, as well as any agreements or understandings between the recommending stockholder and the proposed nominee regarding the recommendation. Furthermore, the submission must state the basis for the recommender’s views that the proposed nominee (x) possesses the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for nominees, briefly describing the contributions that the nominee would be expected to make to the board and to our governance and (y) would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency. The submission, if by a holder of over 5% of our common stock, must state whether or not the stockholder submitting the recommendation consents to be identified in the proxy statement.

The Process of Identifying and Evaluating Candidates for Directors.    Our directors’ terms on the Board expire annually. We are of the view that the continuing service of a substantial number of qualified incumbents promotes stability and continuity in the boardroom. In selecting candidates for nomination for election to the Board at our Annual Meetings of Stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors desire to continue their service on the Board. The Nominating and Corporate Governance Committee then considers whether our incumbent directors who desire to remain on the board continue to satisfy the qualifications for director candidates described above. The Nominating and

Corporate Governance Committee also considers our director succession plan and assesses the directors’ performance during the preceding term.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating an incumbent, the Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity securities.

The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, assemble and review the available relevant information concerning the candidate, the qualifications for Board membership established by the Committee, the contribution that the candidate can be expected to make to the overall functioning of the Board and other factors that it deems relevant. The Nominating and Corporate Governance Committee may solicit the views of management and other members of the Board. Every candidate who, in the Nominating and Corporate Governance Committee’s opinion, merits serious consideration will be interviewed by members of the Board.

Gaming Compliance Committee	Four (4) meetings in fiscal year 2007

In addition to the standing Board Committees, we also have a Gaming Compliance Committee that is composed of Messrs. Neil Nicastro, Harvey Reich, and Steve DuCharme (Chairman). Mr. DuCharme is not a member of our Board of Directors. Steve DuCharme has served on our Gaming Compliance Committee since December 2004 and has served as a gaming compliance consultant to us since January 2002. Mr. DuCharme previously served as a member of the Nevada State Gaming Control Board for ten years (from 1991 to 2001), including two years as Chairman. Mr. DuCharme holds a degree in Criminal Justice from the University of Nevada Las Vegas and served 20 years on the Las Vegas Metropolitan Police Department, including Commander of the Crime Prevention Bureau, prior to his appointment to the Nevada Gaming Control Board in January 1991. Mr. DuCharme also serves as Chairman of the Compliance Committee for Penn National Gaming, Inc. and for Exber, Inc., and is the Chairman of the Pokagon Band Gaming Commission in Michigan. He serves as a member of the Compliance Committee for Isle of Capri Casinos, Inc., Whitehall Managers (Las Vegas Hilton Casino) and Oaktree Capital Management (Cannery Casino Resorts) and is a former Gaming Commissioner for the St. Regis Mohawk Tribal Gaming Commission.

Our Gaming Compliance Committee identifies and evaluates potential situations, among other things, arising in the course of our business that may cause regulatory concern to gaming authorities. The Gaming Compliance Committee is governed by the WMS Industries Inc. General Gaming Compliance Review and Reporting Plan that has been approved by certain of our gaming regulators such as the Nevada State Gaming Control Board, as required from time to time.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

Communications with Directors

Stockholders and other interested parties may communicate with our Board of Directors, our Chairman of the Board, our non-management directors as a group, or with specified individual directors by mail addressed to WMS Industries Inc., 800 South Northpoint Boulevard, Waukegan, Illinois 60085.

Communications will be opened and screened for security purposes. Advertisements, solicitations, form letters, personal grievances and the like, or communications that appear to be intimidating, threatening, illegal or similarly inappropriate will be forwarded only upon the request of our directors.

Director Attendance at Annual Meetings of Stockholders

Directors are expected to attend our Annual Meetings of Stockholders. At last year’s Annual Meeting of Stockholders, all of our directors attended in person.

Director Compensation

In September 2007, based on the recommendation of our Compensation Committee with the advice of Steven Hall & Partners, the independent compensation consulting firm retained by the Committee, the Board of Directors increased the amount of the annual retainer paid to our non-management directors, except for our Chairman, from $30,000 to $50,000 per year; such retainer remains payable monthly for each month during which the director serves on our Board. The compensation of the Chairman of our Board, committee members and committee chairmen remained unchanged. The Chairman of our Board receives an annual retainer of $500,000 in recognition of his extensive experience with and knowledge of, and the time and effort he commits to, our Company. Annual committee fees, including additional fees for serving as a chairman of a committee, are paid monthly for each month during which the director serves on such committee. Committee fees vary from $5,000 to $25,000 as set forth below in footnote (2) to the Director Compensation Table.

Each non-employee director receives equity compensation pursuant to the Amended and Restated 2005 Plan consisting of:

➢	An option to purchase 25,000 shares of WMS common stock on the date his or her initial election or appointment to the Board of Directors is effective;

➢

An annual award of options and/or restricted stock valued at $225,000 on the date of grant. Prior to September 2007, 50% of this award was made in the form of options which vested over a two year period and 50% in the form of restricted stock which vested upon the director’s departure from the Board. In September 2007, in keeping with national trends in director compensation favoring restricted stock and based on the recommendation of Steven Hall, the Board determined that 100% of this award would be made in restricted stock, which will vest in equal installments on the first and second anniversary of the grant date.

The exercise price of all options granted to non-employee directors is 100% of the fair market value of the shares measured at the closing trading price on the grant date.

Non-management Director Compensation

The following table and accompanying narrative disclosures provide compensation information for our non-management directors for fiscal year 2007 that was reflected by us as an expense in our fiscal year 2007 Statements of Income in our Annual Report on Form 10-K. Mr. Gamache, our sole employee director, also serves as our President and Chief Executive Officer and compensation information for him is described in the executive compensation tables beginning on page 32.

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total
	($)	($)	($)	($)	($)
Louis Nicastro	$500,000	$975,513	$99,022	$20,669	$1,595,204
Harold H. Bach, Jr.	60,000	112,502	99,022	444	271,968
Robert J. Bahash	—	—	—	—	—
Robert Brust	15,000	—	289,249	148	304,397
Norman Menell	15,000	112,502	131,672	444	259,618
Neil D. Nicastro	35,500	112,502	99,022	121,417	368,441
Edward W. Rabin, Jr.	60,833	112,502	72,539	444	246,318
Harvey Reich	50,000	112,502	99,022	19,399	280,923
Ira S. Sheinfeld	30,000	112,502	99,022	14,370	255,894
William J. Vareschi, Jr.	61,875	112,502	99,022	444	273,843

(1)	Service for Less than the Fiscal Year: Mr. Brust served on the Board of Directors and as a member of the Audit and Ethics and Compensation Committees from December 14, 2006 through March 14, 2007. Mr. Bahash joined our Board of Directors on September 1, 2007. Mr. Menell retired from our Board on December 14, 2006. Mr. Rabin served on our Audit and Ethics Committee and Nominating and Corporate Governance Committee for a portion of the fiscal year.
(2)	Fees Earned or Paid in Cash: This column reflects annual cash fees paid in monthly installments to directors as services are rendered. For fiscal year 2007, each non-employee director, except our chairman, was paid an annual retainer of $30,000 per year (paid in monthly installment of $2,500). Mr. Louis Nicastro was paid an annual retainer of $500,000 as Chairman of the Board. Non-employee directors serving in committee positions receive additional annual cash compensation, with the chairman of the committee receiving fees at a higher annual rate. All such annual fees are paid in monthly installments as services are rendered. The annual rates for such services for fiscal year 2007 are set forth below:

Position	Audit and Ethics Committee Fees	Compensation Committee Fees	Nominating and Corporate Governance Committee Fees	Gaming Compliance Committee Fees
Chairman	$30,000	$10,000	$7,500	N/A
Member	25,000	$5,000	$5,000	$10,000
(3)

Stock Awards:    The amounts shown in this column reflect the dollar amount recognized as an expense for financial statement reporting purposes for fiscal year 2007, in accordance with SFAS No. 123R, and thus include grants of restricted stock made prior to as well as during fiscal year 2007. Each non-employee director serving as a director on August 14, 2006, received a grant of 6,636 shares of restricted common stock, for which $112,502 was recognized for financial statement reporting purposes for fiscal year 2007 in accordance with SFAS No. 123R. Additionally, Mr. Louis J. Nicastro received a grant of restricted stock on

December 9, 2004, for which $863,011 was recognized for financial statement reporting purposes for fiscal year 2007 in accordance with SFAS No. 123R.
(4)	Option Awards: The amounts shown in this column reflect the dollar amount recognized as an expense for financial statement reporting purposes for fiscal year 2007, in accordance with SFAS No. 123R, and thus include grants of stock options made prior to as well as during fiscal year 2007. Most of the directors received the same option at the same time and therefore the expense under SFAS No. 123R is the same. Although Mr. Brust forfeited the stock options he received upon his resignation from the Board in March 2007, such options were fully expensed upon issuance in accordance with SFAS No. 123R and such expense is reflected above. Mr. Menell received an additional option grant in December 2006 under the Director Emeritus Program. Because Messrs. Rabin, Brust and Bahash joined the Board after the other directors listed above, they did not receive some of the options for which SFAS No. 123R expense is recognized for the other directors.
(5)	All Other Compensation: Amounts shown in this column consist of (1) amounts reimbursed under a medical reimbursement plan made available to our directors and their spouses at our expense that is supplementary to their primary medical insurance (and, in the case of Messrs. Louis Nicastro and Neil Nicastro and their spouses, also includes amounts paid as primary insurance) which reimbursements amounted to $119,258 in the aggregate for Mr. Neil Nicastro, (2) life insurance premiums, and (3) travel and entertainment expenses of directors’ spouses in connection with Board meetings.

Director Emeritus Program

We implemented a director emeritus program in 2004 as part of our director succession planning. The program provides that new directors elected after August 2004 will be subject to mandatory retirement from the Board at age 75 or after 20 years of service on the Board, provided that the Board may waive a director’s mandatory retirement by action of 75% of the other directors. Members of the Board who were members when the program was adopted and who have reached the age of 75 or have served for at least 20 years will gradually be replaced by new directors in order to maintain continuity and avoid losing the benefit of valuable experience.

Each director leaving the Board for any reason who has reached at least 75 years of age, or who has served for at least 20 years on the Board, will be designated a director emeritus for four years after leaving the Board if the individual (a) is willing to assist the Board from time to time upon request by the Board, (b) agrees not to use our trade secrets or confidential information and (c) agrees not to solicit our employees on behalf of competitors. For each year or partial year of service on the Board or as an executive officer of ours or our predecessors (up to a maximum of 25 years), a director emeritus will receive each of the following items:

➢	A fee of $1,500 per year of service, paid in each of the first two years after leaving the Board.

➢	A fee of $750 per year of service, paid in each of years three and four after leaving the Board.

➢	Three months of continuing supplemental health coverage per year of service.

➢	A fully vested five year option to purchase 1,500 shares per year of service exercisable at 100% of the market price on the day the director leaves the Board.

For example, Mr. Reich, who is not standing for re-election at the Annual Meeting of Stockholders and who served on our Board for 25 years, will receive $37,500 per year for the first two years after leaving the Board, $18,750 per year in each of the next two years, more than six years of supplemental health coverage and an option to purchase 37,500 shares at the market price on the close of business on the day he retires from our Board.

TRANSACTIONS WITH RELATED PERSONS

The rules and regulations of the Securities and Exchange Commission require us to disclose in our proxy statement any and all material transactions with our Company in which “related persons” have a direct or indirect material interest. “Related persons” include our directors, nominees for director or executive officers, and any immediate family members of such persons. Immediate family members are defined by the Securities and Exchange Commission to consist of a person’s spouse, parents, children, siblings, mothers or fathers-in-law, sons or daughters-in-law, or brothers or sisters-in-law. “Transactions” include any financial transaction, arrangement or relationship, including any indebtedness transaction.

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our policy and procedure regarding related person transactions is contained within our Code of Conduct. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. Our Code of Conduct provides that no related person transaction may be undertaken by an employee, officer or director without full disclosure of the terms of such transaction in writing to our General Counsel and the approval of our General Counsel of the transaction. Our legal staff is also responsible for presenting any significant related person transactions to our Audit and Ethics Committee for their review in accordance with their Charter.

Based on the information available to us and provided to us by our directors, director nominee and executive officers, we do not believe that any transactions with a related person were entered into during fiscal year 2007.

EXECUTIVE OFFICERS

The following individuals were elected at the last Annual Meeting of our Board of Directors immediately following our Annual Meeting of Stockholders in December, 2006 to serve in the capacities set forth below until the next Annual Meeting of our Board of Directors and until their respective successors are elected and qualify.

Name	Age	Position
Brian R. Gamache	48	President and Chief Executive Officer
Orrin J. Edidin	46	Executive Vice President and Chief Operating Officer
Scott D. Schweinfurth	53	Executive Vice President, Chief Financial Officer and Treasurer
Kathleen J. McJohn	48	Vice President, General Counsel and Secretary
Patricia C. Barten	54	Senior Vice President—Supply Chain and Business Processes of WMS Gaming Inc.
John P. McNicholas, Jr.	54	Vice President, Controller and Chief Accounting Officer

Brian R. Gamache—The principal occupation and employment experience of Mr. Gamache during the last five years is described under “Proposal 1—Election of Directors” above.

Orrin J. Edidin—Mr. Edidin joined us in 1997 and served as our Vice President, Secretary and General Counsel until September 2001, when he became our Executive Vice President, General Counsel, Secretary, and Chief Operating Officer. In January 2003, he resigned as General Counsel and in February 2003, upon the appointment of Kathleen J. McJohn, he resigned as Secretary, continuing to serve as our Executive Vice President and Chief Operating Officer. Mr. Edidin is a Trustee of the International Association of Gaming Associates and the Vice President of the Association of Gaming Equipment Manufacturers.

Scott D. Schweinfurth—Mr. Schweinfurth joined us in April 2000, assuming the offices of Executive Vice President, Chief Financial Officer and Treasurer. He is a certified public accountant and was, from 1996 until March 2000, Senior Vice President, Chief Financial Officer and Treasurer of Alliance Gaming Corporation, now known as Bally Technologies, Inc., a diversified gaming company. Mr. Schweinfurth also acted as Managing Director of Alliance’s Germany-based Bally Wulff subsidiary from November 1999 to March 2000. He is a member of the Accountancy Advisory Group to the Accountancy Department at Miami University, the AICPA, the Financial Executives Institute, the Illinois CPA Society and the International Association of Gaming Associates.

Kathleen J. McJohn—Ms. McJohn joined us in January 2003 as General Counsel and was appointed Vice President and Secretary in February 2003. From 1996 to December 2002, Ms. McJohn was Vice President, Law, at Sears, Roebuck and Co.

Patricia C. Barten—Ms. Barten joined our subsidiary, WMS Gaming Inc., in August 2005 as our Senior Vice President of Manufacturing. She was assigned additional responsibilities in September 2006 to include Supply Chain and Business Process Development. Prior to joining WMS, Ms. Barten held various senior operations leadership roles at Motorola mainly in the telecommunications businesses from 1978—2003. Upon leaving Motorola, as Vice President of Manufacturing Operations, Ms. Barten provided consulting services to several mid and large sized manufacturing and distribution firms until joining WMS. Ms. Barten holds a degree in Engineering Operations and is on the Board of Directors of a not-for-profit organization that promotes technology development at the middle school level.

John P. McNicholas, Jr.—Mr. McNicholas joined us in September 2003, as Executive Director—Finance. He was promoted to Chief Accounting Officer in November 2005 and to Vice President, Controller and Chief Accounting Officer in August 2006. He is a certified public accountant and was, from August 2001 to September 2003, an independent accounting consultant. From October 1999 to August 2001 he was Vice President—Finance, Treasurer and Chief Financial Officer of ForeFront Education, Inc., a private company which acquired and operated for-profit colleges. Mr. McNicholas was Senior Vice President, Controller and Chief Accounting Officer of Information Resources, Inc. a NASDAQ market research and software company from June 1995 to May 1999.

EXECUTIVE COMPENSATION

The rules of the Securities and Exchange Commission require us to disclose information regarding the compensation of our “named executive officers” who are defined as our principal executive officer, principal financial officer and the three other most highly compensated executive officers serving as an executive officer at the end of the fiscal year and also includes up to two additional individuals who would have been considered a named executive officer but for the fact that he or she was not serving as an executive officer at the end of the fiscal year. This year, our named executive officers are Brian R. Gamache (our principal executive officer), Orrin J. Edidin, Scott D. Schweinfurth (our principal financial officer), Kathleen J. McJohn, Patricia C. Barten and Seamus M. McGill, a former employee who acted as our Executive Vice President, Managing Director, International Operations until the termination of his employment in August 2006.

Compensation Discussion and Analysis

Goals of our Executive Compensation Program. The goals of our Compensation Committee in developing compensation packages for our Chief Executive Officer and the other named executive officers include the following:

➢

Provide competitive compensation:    Executive compensation is a method for us to retain talented individuals by providing compensation competitive with compensation paid to individuals in similar positions at comparable businesses with similar performance.

➢

Align the interests of our executive officers with our stockholders:    We use long-term incentives such as stock options, restricted stock and equity-based performance units to encourage our executive officers to build long-term value for our stockholders.

➢

Reward corporate performance:    Our compensation packages for our highest compensated named executive officers are designed to motivate them to devote their full energies to our success by rewarding them for company-wide achievements against pre-determined goals.

➢	Reward individual performance: Compensation packages for our executive officers have components linked to individual performance goals.

➢

Provide a mix of long-term and short-term compensation to promote both long-term and short-term goals:    Our executive officers are encouraged to focus on both long-term and short-term goals by receiving compensation in the form of both equity compensation as a long-term incentive and cash compensation as a short-term incentive.

➢

Provide a mix of fixed compensation and variable compensation:    We use fixed compensation to provide our executive officers with a competitive base compensation, such as salary, while encouraging peak performance with other compensation that is variable based on company-wide performance and individual performance.

Resources Utilized by the Compensation Committee.    From time to time, the Compensation Committee has retained independent compensation consulting firms to research the market-place, suggest new forms of compensation and evaluate the total compensation packages for our executive officers and our Directors. The independent consulting firms utilized by the Compensation Committee are selected by the Compensation Committee and perform no other services for our Company. From 2004 through 2006, the Compensation Committee utilized Pearl Meyer & Partners from time to time for compensation advice. Beginning in 2007 for compensation payable in fiscal year 2008, the Compensation Committee has utilized Steven Hall & Partners for compensation advice.

Additionally, the Compensation Committee invites the Chief Executive Officer and Chief Financial Officer to provide their perspectives on compensation alternatives and seeks input from the Chief Financial Officer on the accounting and tax ramifications of different compensation structures. Furthermore, the Chairman of the Board also provides insight into compensation decisions being made by the Compensation Committee.

Development of our Executive Compensation Program.    As described under “Committees of the Board of Directors—Compensation Committee” on page 13, the Compensation Committee is charged with developing compensation programs for our executive officers. The Compensation Committee presents its recommendations to our Board of Directors for approval. Although Mr. Gamache is a member of our Board, he abstains from voting on compensation matters before the Board when such matters relate to non-management directors or himself.

In 2004, our Compensation Committee retained Pearl Meyer to analyze our then existing and past executive compensation packages and compensation practices. Additionally, Pearl Meyer was asked to provide their recommendations for improvements to our executive compensation program. Pearl Meyer conducted an extensive study of our past and current compensation, stock option grants, restricted stock grants, salary levels and bonuses. Their study also reviewed the compensation packages offered to individuals in similar positions and with similar responsibilities by selected comparable gaming industry companies consisting of Bally Technologies, Inc., Churchill Downs Incorporated, Game Tech International, Inc., GTECH Holdings Corporation, Magna Entertainment Corp., Mikohn Gaming Corporation, Multimedia Games, Inc., Scientific Games Corporation and Shuffle Master, Inc.

Furthermore, in connection with this compensation practices review, Pearl Meyer, our Company’s outside counsel and our finance department provided the Compensation Committee with an analysis of the tax and accounting ramifications of different types of compensation being considered.

As a result of this process, the Compensation Committee determined that in order to (1) retain executives for the long-term, (2) provide certainty to our executive officers, and (3) align the interest of our executive officers with the interest of our stockholders, compensation packages should include components that address more than a single year. The Compensation Committee and Board of Directors adopted a new long-term incentive program covering rolling 3-year periods to coincide with our 3-year business plan and 3-year business goals. The Compensation Committee believed this approach to compensation would provide the appropriate balance between both long-term and short-term and fixed and variable compensation. Our executive compensation program for fiscal year 2007 was modeled substantially on this approach based on the recommendations of our Compensation Committee using the guidelines previously recommended by Pearl Meyer.

In fiscal year 2007, our Compensation Committee retained another consulting firm, Steven Hall & Partners, to review our compensation practices and to assist the Committee in assessing whether our compensation program was meeting our goals, including analyzing whether the amount and structure of our executives’ compensation was appropriate relative to compensation provided by comparable companies and relative to various management positions within WMS. Steven Hall was advised that our Compensation Committee sought to provide total remuneration for each of our executives comparable to total remuneration provided by comparable companies for individuals in similar positions for similar market performance. Steven Hall examined total compensation reported by the following peer group: six game manufacturing companies and casino suppliers (Aristocrat Leisure Limited, Bally Technologies Inc., Global Cash Access Holdings, International Game Technology, Scientific Games Corporation and Shuffle Master Inc.), three video game companies (Atari, Inc., Marvel Entertainment, Inc. and THQ Inc.) and three casino companies (Ameristar Casinos, Inc., Isle of Capri Casinos, Inc., and Pinnacle Entertainment, Inc.). Steven Hall’s reports to the Compensation Committee provided data with respect to the peer group in terms of revenue growth, operating income growth, diluted earnings per share growth, total asset growth, return on equity and return on assets, as well as data with respect to how the compensation provided to our named executive officers related to the compensation provided to executives with similar functions at the peer group companies.

After reviewing the Steven Hall report, our Compensation Committee recommended to our Board, and our Board adopted, changes relating our executive compensation packages for fiscal year 2008, which changes are described in more detail below in this Compensation Discussion and Analysis under the various components of our executive compensation program.

Components of our Executive Compensation Program.    Our compensation packages for the executive officers consist of four components:

➢

Salary—we pay a salary to provide our named executive officers, like our other employees, with financial stability, and that salary acts as a base upon which performance-based compensation may be layered, including annual increases to salary and the other performance-based compensation described below;

➢	Cash Bonus—we provide an opportunity to earn an annual bonus in order to provide our named executive officers, like our other employees, with short-term performance incentives;

➢	Equity Compensation—we use equity compensation to provide our named executive officers with long-term performance incentives; and

➢	Severance Packages—certain named executive officers have employment agreements which contain severance provisions in order to:

•	Provide them with a transition package in the case of termination by us without cause or by them with good reason;

•	Address the needs of their families in the event of death or disability;

•	Compensate them for the continuing non-competition provision in such agreements; and

•	Retain our executives and ensure their objectivity in the event of a potential change-in-control.

Allocation Among Forms of Compensation.

Executives, such as Messrs. Gamache, Edidin and Schweinfurth, with a high degree of influence on our Company’s performance, have a lower percentage of compensation that is fixed or short term and a greater percentage that is variable or longer-term based on growth of our stock price and/or dependent on individual performance or our Company’s performance.

Mses. McJohn’s and Barten’s percentage of long-term or variable compensation as a component of total compensation is also a greater portion of their total compensation compared to other employees with less responsibility and direct influence on corporate policy and strategy. The below table divides the total compensation expense of our named executive officers that was reflected by us as an expense in our fiscal year 2007 Statements of Income in our Annual Report on Form 10-K as set forth in the Summary Compensation Table appearing on page 32 between long-term or variable compensation consisting of “bonus,” “stock awards,” “option awards,” “non-equity incentive plan compensation awards,” and “change in pension value” versus short-term and fixed compensation consisting of “salary” and “all other compensation.”

		Variable or Longer Term Compensation		Fixed and Shorter Term Compensation
Name	Total Compensation	$ Amount	% of Total	$ Amount	% of Total
Brian R. Gamache	$3,813,459	$2,894,408	76%	$919,051	24%
Orrin J. Edidin	1,807,467	1,239,534	69	567,933	31
Scott D. Schweinfurth	1,683,810	1,145,213	68	538,597	32
Kathleen J. McJohn	555,459	215,131	39	340,328	61
Patricia Barten (1)	689,024	378,715	55	310,309	45
Seamus McGill (2)	895,716	—	0	895,716	100

(1)	Ms. Barten’s variable compensation includes the expense of an initial one-time stock option grant awarded to her upon joining the Company.
(2)	Mr. McGill’s compensation consists primarily of severance, due to his departure from the Company at in August 2007.

Salary

Annual base salaries for fiscal year 2007 for Messrs. Gamache, Edidin and Schweinfurth were set by our Board of Directors pursuant to the recommendation of the Compensation Committee using the guidelines previously recommended by Pearl Meyer, based on:

➢	Their historical contributions to our business;

➢	Their unique education, skills and value;

➢	Our contractual obligations under any existing employment agreements;

➢	Comparative company compensation data; and

➢	For executive officers other than Mr. Gamache, the recommendation of the Chief Executive Officer based on his performance evaluations of each individual.

In August 2006, pursuant to the recommendation of the Compensation Committee and advice of Pearl Meyer, our Board of Directors adopted merit increase criteria to determine salary increases to be effective January 1, 2007 for Messrs. Gamache, Edidin and Schweinfurth, pursuant to which 80% of each such officer’s salary increase was to be based on our corporate financial performance compared to certain performance goals and 20% of an officer’s salary increase was to be based on individual performance pursuant to certain pre-established personal goals set for each named executive officer by the Chief Executive Officer, or, in the case of Mr. Gamache, by the independent members of the Board based on the recommendation of the Compensation Committee. The results of individual performance reviews that evaluate performance against the personal goals, as well as leadership and core competencies among other criteria, were used to calculate the 20% of the respective officer’s salary increase that is based on individual performance.

When the increases were calculated, the Compensation Committee and the Board determined to use the same criteria for salary increases for Mses. McJohn and Barten. The performance matrices, corporate financial performance goals and resulting salary increases, effective January 1, 2007, were based on revenue goals from $418 million to $481 million; earnings per share goals of $0.57 to $0.77; cash conversion cycle goals of 207 to 184 days; inventory turns of 2.6 to 3.6 and return on equity of 9.9% to 11.8% for the twelve months ended September 30, 2006.

Based on our actual results, the dollar amount of the salaries and the percentage salary increases calculated pursuant to the matrix were as follows:

Name	Calendar Year 2006 Salary	Calendar Year 2007 Salary	Total % Increase
Brian R. Gamache	$775,000	$809,000	4.4%
Orrin J. Edidin	490,000	513,000	4.7
Scott D. Schweinfurth	450,000	471,000	4.7
Kathleen J. McJohn	310,000	325,000	4.8
Patricia Barten	285,000	299,000	4.9
Seamus M. McGill*	375,000	—	—

*	Mr. McGill left our employ on August 31, 2006

In December 2006, in keeping with previous advice from Pearl Meyer, a similar performance matrix was adopted for salary increases to be effective January 1, 2008. Based on the advice of Steven Hall, the Compensation Committee has recommended to our Board that no performance matrix be used to determine salary increases following the January 1, 2008 performance-based increases.

Cash Bonus

Annual cash bonuses are intended to provide short-term incentives to our executives to exceed certain pre-established performance goals. Cash bonuses are paid from a bonus pool for distribution to all employees, including our named executive officers. The bonus pool accrues over the fiscal year based on the actual financial performance of our Company compared to our budget which has been previously approved by our Board. After the close of the fiscal year, the accrued bonus pool is allocated first to pay contractual, guaranteed by law and non-discretionary bonuses, including the bonuses due to Messrs. Gamache, Edidin and Schweinfurth pursuant to the Board-approved corporate financial performance objectives. The residual is then allocated to pay bonuses to the remaining employees including other executive officers on a discretionary basis. In order for our other employees to achieve their maximum bonus potential, the employees would have to perform in an outstanding manner as to each of their individual performance objectives and the Company would have to significantly exceed its financial performance goals.

For fiscal year 2007, we paid cash bonuses to: (1) Messrs. Gamache, Edidin and Schweinfurth which bonuses were entirely based on corporate financial performance compared to pre-established goals relating to (a) earnings per share ranging from a threshold of $0.59 to a maximum of $1.25 and (b) revenues ranging from a threshold of $357 million to a maximum of $765 million, which goals were set by our Board of Directors based on the recommendation of the Compensation Committee using the guidelines previously recommended by Pearl Meyer; and (2) all other employees which bonuses were entirely discretionary and were based on a mixture of corporate financial performance and personal performance against pre-established personal goals set by their managers, including those bonuses paid to Mses. McJohn and Barten whose personal goals were set by our Chief Executive Officer. For Mr. Gamache, the potential bonus was set as a percentage of his base salary ranging from 0% if either of the thresholds was not met, 25% if earnings per share were $0.59 and our revenue was $357 million, and up to 280% based on earnings per share of $1.25 and revenue of $765 million. For Messrs. Edidin and Schweinfurth, the potential bonus was set as a percentage of salary ranging from 0% if either of the thresholds was not met, 25% if earnings per share were $0.59 and our revenue was $357 million, and up to 225% based on earnings per share of $1.25 and revenue of $765 million. The Compensation Committee and Board of Directors approved the discretionary bonuses and the calculation of the performance-based bonuses awarded to our executive officers.

The dollar amount of the bonuses awarded to our named executive officers for fiscal year 2007, reflected as a dollar amount and a percentage of their base salaries, were as follows:

Name	Bonus Amount	Percentage of Salary
Brian R. Gamache	$1,046,441	129%
Orrin J. Edidin	584,492	114
Scott D. Schweinfurth	536,639	114
Kathleen J. McJohn	121,875	38
Patricia C. Barten	112,125	38

*	Mr. McGill left our employ on August 31, 2006.

In September 2007, after considering the advice of Steven Hall, our Compensation Committee recommended that our Board approve corporate financial performance goals for fiscal year 2008 that will constitute the basis for 100% of the bonuses for Messrs. Gamache, Edidin and Schweinfurth and 75% of the bonuses for our other named executive officers. For our other named executive officers, the other 25% of their bonus will be determined based on pre-established personal goals set by our Chief Executive Officer.

Long-Term Incentives

Long-term incentives to our executive officers are granted under our Amended and Restated 2005 Incentive Plan. We use various types of long-term incentives to align the interests of our executives with our stockholders’ interests, reward future performance and encourage retention. We have granted the following types of awards as long-term incentives:

➢	Stock options, which typically vest over 3 or 4 years, increase in value only if our common stock increases in value and generally terminate within 90 days if an executive leaves our Company.

➢

Restricted stock grants, which typically vest over 3 or 4 years, provide greater value if our common stock increases in value and are forfeited if an executive voluntarily leaves our Company before vesting.

➢

Equity-based performance units, which are only payable following the performance measurement date set at the time of grant to be, typically three years in the future, provide a payout which varies based on our Company’s actual performance against certain pre-established financial goals, increase in value as our stock increases in value and are forfeited if an executive leaves our Company before the performance measurement date. Equity-based performance units are payable in stock in an amount equal to a percentage of the number of units granted, which payout may range from: (a) nothing to the extent certain minimum threshold goals are not met, (b) a percentage from 10% to 99% to the extent the threshold goals, but not the target goals, are met but not exceeded, (c) 100% of the granted amount if the target goals are met, to (d) a percentage more than 100% and up to 200% of the granted amount to the extent the target goals are exceeded. The Compensation Committee may in its discretion elect to issue any payout under the performance-based equity units in cash based on the value of our stock on the performance measurement date.

In the past, we have used periodic grants of stock options and restricted stock to provide long-term incentives to our executive officers. Beginning in fiscal year 2005, based on the recommendation of the Compensation Committee, with the advice of Pearl Meyer, we began to use annual grants of stock options and equity-based performance units as components of a long-term incentive plan for members of our key management team, including our executive officers.

Beginning in fiscal year 2007, the Compensation Committee determined that our annual long-term incentive grants should be made following the announcement of our fiscal year results (1) in order to comply with its Stock Option Policy and (2) as the calculation of payout under the equity-based performance units is based on year-end results, the Compensation Committee and the Board will have the benefit of knowing the fiscal year-end results and the amount paid out under similar awards for the preceding three-year period.

In August 2006, our Board, upon the recommendation of the Compensation Committee, granted the below described stock options and performance units to our named executive officers for the performance measurement period ending June 30, 2009. Mr. McGill did not participate in this grant because his employment with our Company terminated prior to this grant.

The named executive officers were granted options and performance units equal in value to a percentage of his or her respective current salary and potential bonus, which percentage was dependent on the individual’s position and level of responsibility. Target bonus for Messrs. Gamache, Edidin and Schweinfurth and maximum bonus for Mses. McJohn and Barten were used for the potential bonus component of the calculation. We used the

Black-Scholes option pricing model based on the closing price of our common stock on the grant date to calculate the number of options and the closing stock price on the date of grant to calculate the number of performance units equal to such approved value. Additionally, the Compensation Committee and the Board of Directors determined that an additional amount of equity-based performance units, shown as “Additional Grants” below, should be awarded to compensate our executive officers, including the named executive officers, for the negative impact of Hurricane Katrina and the unanticipated regulatory challenges in Russia on our ability to achieve the performance goals set for previous grants of equity-based performance units with performance measurement periods ending June 30, 2007 and June 30, 2008.

	Regular Grants						Additional Grants
	Equity-Based Performance Units		Stock Options		Total		Equity-Based Performance Units
Name	# of Units	$ Value	# of Shares	Value	Total Value	% of Salary and Bonus	# of Units	$ Value	% of Salary and Bonus
Brian R. Gamache	34,285	$581,250	78,195	$581,250	$1,162,500	75%	6,663	$115,500	7.5%
Orrin J. Edidin	15,174	257,250	34,608	257,250	514,500	60	2,998	51,975	6.1
Scott D. Schweinfurth	13,935	236,250	31,782	236,250	472,500	60	2,731	47,355	6.0
Kathleen J. McJohn	5,485	93,000	12,511	93,000	186,000	40	1,473	25,520	5.5
Patricia C. Barten*	6,304	106,875	14,377	106,875	213,750	50	—	—	—

*	Ms. Barten was not an employee when the earlier grant was awarded.

The thresholds for a payout under the equity-based performance units with a performance measurement period of the thirty months ended June 30, 2007 were revenues of $1.033 billion and free cash flow of $85 million. Our actual revenues for the period were $1.21 billion and our actual free cash flow was $3 million, resulting in our named executive officers receiving no shares pursuant to these performance units. Free cash flow is a non-GAAP financial measure that we calculate as set forth in the following table:

Thirty Months Ended June 30, 2007
(in millions)
Earnings before interest, taxes, depreciation and amortization	$287
Equity compensation expense	24
Cash taxes paid	(33)
Capital expenditures	(239)
Changes in working capital	(36)

Free cash flow	$3

Based upon our current assessment of actual and anticipated financial performance, especially free cash flow, we have not recorded any expense for equity-based performance units with measurement periods ending June 30, 2008 and June 30, 2009.

In September 2007, after considering the advice of Steven Hall, our Compensation Committee recommended, and our Board approved, the adoption of a three-year plan for the performance measurement period ending June 30, 2010 that, as compared to our prior three-year plans, increased the maximum potential value of the plan for each participant, and expanded the types of equity granted in that (1) one third of the target value of the plan will be represented by stock options vesting 33% each year over three years, (2) one third will be represented by equity-based performance units with a performance measurement date of June 30, 2010 and performance goals based on earnings per share and revenues and (3) one third will be represented by restricted stock vesting 25% each year over four years. This new equity compensation plan is intended to:

➢	Increase the overall percentage of executive compensation represented by performance related and time-vesting equity;

➢	Increase the target of executive compensation to a range more appropriate in relationship to comparable companies;

➢	Increase the retention value of the plan; and

➢	Modify the incentive value of equity-based performance units granted after fiscal year 2007 by:

(1)	increasing the threshold performance from 50% of the target for free cash flow and 70% of the target for revenues to 80% of the target for both earnings per share and revenues;

(2)	increasing the number of shares paid out under future grants equity-based performance units if the threshold is met from 10% to 60% of the number of units granted; and

(3)	eliminating free cash flow as a performance goal based on the determination that earnings per share is a more appropriate measurement of management’s performance.

Policy Regarding Grant of Stock Options

In October 2006, our Board, acting on the recommendation of its Compensation Committee, adopted the below policy governing the grant of stock options to help the Board and the Compensation Committee in the exercise of their responsibilities and to promote the efficient and accurate grant of stock options under our equity compensation plans.

➢

All grants of stock options shall be made only at a meeting and not by unanimous written consent. Counsel shall attend any and all meetings where stock options are granted and shall promptly prepare minutes of the meeting.

➢

Except for grants of stock options which may be made in connection with hiring or promoting an employee or when deemed necessary by the Compensation Committee for retention purposes, grants to employees (other than the president, chief executive officer, chief operating officer or chief financial officer as provided below) shall not be made more frequently than quarterly and shall be made within a short period of time after the release of quarterly financial results.

➢

Except for grants of stock options which may be made to a newly hired or newly promoted president, chief executive officer, chief operating officer or chief financial officer, or to a new director, grants to such executive officers and directors shall be made annually within a short period of time after the release of annual financial results.

➢

No grants of stock options shall be made when the Compensation Committee or Board is advised by our General Counsel that our executives are in possession of material favorable non-public information concerning our Company.

➢

Stock option agreements evidencing grants shall be sent to recipients within two weeks of the date of grant for prompt return. Any stock options not accepted within the deadline set for such grant shall be cancelled.

Policy Regarding Adjustment of Awards or Payments

We have not made any adjustments to any performance criteria for merit increases, cash bonuses or equity-based performance units. We have not repriced any stock options. When the impact of unforeseen market conditions, such as the impact of Hurricane Katrina and the unanticipated regulatory challenges in Russia, became apparent, we evaluated what action should be taken as a result of the impact of these conditions on our performance. Rather than adjust the impacted equity-based performance units, our Board determined to grant additional equity-based performance units as part of a later annual three-year plan grant to provide our executive officers with an opportunity to earn additional compensation based on future performance.

All of our equity awards are subject to adjustment to reflect the impact of certain corporate events, such as the 3-for-2 stock-split effected in June 2007. Our equity-based performance units also provide for adjustment for any changes to our Company’s accounting policies.

Stock Ownership Guidelines

In order to keep our executive officers’ interests aligned with our stockholders, our Board has adopted stock ownership guidelines for our top executive officers. These guidelines provide:

➢	Our Chief Executive Officer is expected to own stock equal in value to his base annual salary.

➢	Our Chief Operating Officer and Chief Financial Officer are each expected to own stock equal in value to 50% of their respective base salaries.

Under the guidelines, deferred units and restricted stock count toward meeting the requirements, but unexercised stock options do not. The guidelines were adopted in September 2006. Based on the closing market price of our stock on October 18, 2007, $35.20, all of our top executives currently comply with these guidelines:

Name	Shares Owned		Required Ownership
	Number of Shares	Value of Shares	Value	Percent of Salary
Brian R. Gamache	105,224	$3,703,885	$809,000	100%
Orrin J. Edidin	37,384	1,315,917	256,500	50
Scott D. Schweinfurth	35,855	1,262,096	235,500	50

The guidelines allow our current officers four years to comply and any new top executive officers four years from their appointment to such positions to comply. In accordance with a policy set by our Board of Directors, no executive officer may trade in our common stock without first notifying our General Counsel.

Change-in-Control, Retirement or Other Post-Employment Benefits

As part of our compensation package, we allow our executive officers to participate in a qualified 401(K) deferred compensation plan and a non-qualified deferred compensation plan, both of which provide for post-employment benefits and, for our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, under certain circumstances, severance payments and accelerated vesting of equity compensation awards. Ms. McJohn’s employment agreement also provides for severance payments in the event of the termination of her employment without cause.

A change-in-control may trigger certain benefits to our executive officers. It is our belief that providing benefits to our executive officers in the face of a change-in-control will help us retain these executives and ensure their objectivity in connection with any potential transaction. Certain of our equity compensation plans and related grant agreements provide for accelerated vesting of equity compensation awards in the event of a change-in-control. Furthermore, pursuant to our employment agreements with our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, as a result of a change-in-control, we may accelerate their equity compensation awards and make certain payments to them, including income tax gross up payments. These payments and benefits are described in more detail under “Potential Payments Upon Termination or Change-in-Control” beginning on page 41.

Other Considerations

When determining the types and amount of compensation awarded to our executive officers, our Compensation Committee and Board of Directors considers not only the needs of the employees and our goals as a company, but also the accounting and tax ramifications of such compensation on our Company.

Accounting Ramifications

The impact of accounting for stock-based compensation is considered by the Compensation Committee when evaluating our compensation plans. Beginning on July 1, 2005, we began accounting for stock-based payments, including awards granted under our Amended and Restated 2005 Incentive Plan, in accordance with the requirements of Statement No. 123(R) of the Financial Accounting Standards Board, Share Based Payment.

Tax Ramifications

Section 162(m) of the Code generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the chief executive officer or other named executive officers in excess of one million dollars per year if it is paid under qualifying performance-based compensation plans approved by stockholders. Compensation as defined by Section 162(m) includes, among other things, base salary, incentive compensation and gains on stock option transactions. Under our Amended and Restated 2005 Incentive Plan, which has been approved by our stockholders, equity-based performance units and performance based incentive compensation that have been granted or paid to our executive officers under the plan should qualify under Section 162(m) and be fully deductible by us. All options granted to date have an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant, and all equity-based incentive awards have been conditioned on achievement of performance goals intended to qualify as performance-based compensation. In addition, the performance-based annual cash bonus plan for Messrs. Gamache, Edidin and Schweinfurth and, beginning in fiscal year 2008, the performance-based annual cash bonus plan for our other named executive officers which will account for 75% of their total bonus also should qualify as performance-based compensation as granted under our Amended and Restated 2005 Incentive Plan. However, total compensation of some of our officers may be paid under plans or agreements that have not been approved by stockholders, or may not meet the Code’s definition of performance-based compensation and may exceed one million dollars in a particular fiscal year. We will not be able to deduct these excess payments for income tax purposes.

The Compensation Committee considers, on a case by case basis, how Section 162(m) will affect our compensation plans and contractual and discretionary cash compensation. The Compensation Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appear herein. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for fiscal year 2007.

This report is respectfully submitted by the Compensation Committee of the Board of Directors:

Edward W. Rabin, Jr., Chairman

Harvey Reich

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below and accompanying narrative disclosures provide compensation information for our named executive officers for fiscal year 2007 that was reflected by us as an expense in our fiscal year 2007 Statements of Income in our Annual Report on Form 10-K:

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation Awards ($) (3)	Change in Pension Value ($) (4)	All Other Compensation (5) ($)	Total ($)
Brian R. Gamache President and Chief Executive Officer	2007	$803,668	—	$698,931	$987,321	$1,046,441	$161,715	$115,383	$3,813,459
Orrin J. Edidin Executive Vice President and Chief Operating Officer	2007	508,899	—	321,302	333,740	584,492	—	59,034	1,807,467
Scott D. Schweinfurth Executive Vice President and Chief Financial Officer	2007	467,293	—	295,359	313,215	536,639	—	71,304	1,683,810
Kathleen J. McJohn Vice President, General Counsel and Secretary	2007	317,500	$121,875	—	93,256	—	—	22,828	555,459
Patricia C. Barten Senior Vice President, Manufacturing and Supply Chain**	2007	292,630	112,125	—	266,590	—	—	17,679	689,024
Seamus McGill* Executive Vice President and Managing Director, International Operations**	2007	79,612	—	—	—	—	—	816,104	895,716

*	Mr. McGill left our employ on August 31, 2006
**	Officer of WMS Gaming Inc.
(1)	Stock Awards: Amounts shown do not reflect compensation actually received by the individuals named above nor do these amounts reflect only stock awards granted in fiscal year 2007. This column reflects the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 in accordance with SFAS No. 123R, and thus include amounts relating to awards made prior to and during fiscal year 2007. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. This column does not include any expense related to equity-based performance units in fiscal year 2007 because, based on the current assessment of our ability to achieve the threshold performance goals, we did not record any expense for such awards in accordance SFAS No. 123R. The restricted stock reflected above is described in greater detail under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Stock Awards” below.
(2)	Option Awards: Amounts shown do not reflect compensation actually received by the individuals named above nor do these amounts reflect only stock option awards granted in fiscal year 2007. The amounts listed above reflect the dollar amount recognized for financial statement reporting purposes for fiscal year 2007, in accordance with SFAS 123R, and thus include amounts relating to stock option grants made prior to and during fiscal year 2007. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of these stock options has been calculated using the Black-Scholes option pricing method in accordance with SFAS No. 123R, as further described in Footnote 2 to our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2007. These stock option awards are described in greater detail under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Option Awards” below.

(3)	Non-Equity Incentive Plan Compensation Awards: This column reflects cash bonuses awarded under our Amended and Restated 2005 Incentive Plan to Messrs. Gamache, Edidin and Schweinfurth in accordance with bonus matrices approved by our Board in August 2006 and calculated based on our financial performance for fiscal year 2007 as described in greater detail under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Bonus” below.
(4)	Change in Pension Value: This column represents the change from June 30, 2006, to June 30, 2007, in the present value of the benefits to which Mr. Gamache will become entitled upon termination of his employment in accordance with his employment agreement.
(5)	All Other Compensation: See “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—All Other Compensation” below.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each grant made to the named executive officers in fiscal year 2007 under our Amended and Restated 2005 Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian R. Gamache	8/14/2006	$202,250	$809,000	$2,265,200	4,095	40,948	81,896	—	78,195	$16.95	$581,250
	6/7/2007	—		—	—	—	—	28,941	—	—	808,901
Orrin J. Edidin	8/14/2006	128,250	384,750	1,154,250	1,817	18,172	36,344	—	34,608	16.95	257,250
	6/7/2007	—		—	—	—	—	13,773	—	—	384,955
Scott D. Schweinfurth	8/14/2006	117,750	353,250	1,059,750	1,667	16,666	33,332	—	31,782	16.95	236,250
	6/7/2007	—	—	—	—	—	—	12,628	—	—	352,953
Kathleen J. McJohn	8/14/2006	—	—	—	696	6,958	13,916		12,511	16.95	93,000
Patricia Barten	8/14/2006	—	—	—	630	6,304	12,608	—	14,377	16.95	106,875
Seamus McGill*	—	—	—	—	—	—	—	—	—	—	—

*	Mr. McGill left our employ on August 31, 2006
(1)	Consists of cash bonuses that were awarded under Amended and Restated 2005 Incentive Plan to Messrs. Gamache, Edidin and Schweinfurth for fiscal year 2007 in accordance with bonus matrices approved by our Board of Directors in August 2006 and calculated based on our corporate financial performance for fiscal year 2007. The actual payout of this award is included under “Non-Equity Incentive Plan Awards” in the Summary Compensation Table above and is further described under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Bonus” below.
(2)	Consists of equity-based performance units which grants are discussed in more detail under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Equity-Based Performance Units” below.
(3)	Consists of restricted stock which grants are discussed in more detail under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Stock Awards” below.
(4)	The exercise price is the closing trading price on the date of grant.
(5)	The grant date fair value has been calculated in accordance with SFAS No. 123R.

ADDITIONAL INFORMATION CONCERNING

SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

The following additional information concerning our named executive officers’ compensation, including plan-based awards, is furnished to supplement the information provided in the Summary Compensation and Grants of Plan-Based Awards Tables.

Employment Agreements

We employ Brian R. Gamache under the terms of an agreement dated December 27, 2004. The agreement term expires on December 31, 2007, subject to automatic rolling extensions so that the term of Mr. Gamache’s employment will at no time be less than two years. For calendar year 2007, our Board increased Mr. Gamache’s annual salary to $809,000 based on the performance-based merit increase criteria previously adopted. For fiscal year 2007, Mr. Gamache had the opportunity to earn a bonus of up to 280% of his base salary pursuant to an annual performance-based program. Mr. Gamache may participate in all benefit plans and perquisites generally available to our senior executives.

We employ Orrin J. Edidin under the terms of an agreement dated as of February 14, 2005. The agreement term expires on December 31, 2007, subject to automatic rolling extensions so that the term of Mr. Edidin’s employment will at no time be less than two years. For calendar year 2007, our Board increased Mr. Edidin’s annual salary to $513,000 based on the performance-based merit increase criteria previously adopted. For fiscal year 2007, Mr. Edidin had the opportunity to earn a bonus of up to 225% of his base salary pursuant to an annual performance based program. Mr. Edidin may participate in all benefit plans and perquisites generally available to our senior executives, including long-term performance-based incentive programs, and he will be provided with life insurance coverage in the amount of $1,400,000 during the term of the agreement. In the event such coverage is not available for an annual premium of no more than $3,000, we shall provide Mr. Edidin with whatever lesser amount of life insurance is available for such annual premium or permit Mr. Edidin to pay the portion of the annual premium in excess of $3,000.

We also employ Scott D. Schweinfurth under the terms of an agreement dated as of February 14, 2005. The agreement term expires on December 31, 2007, subject to automatic rolling extensions so that the term of Mr. Schweinfurth's employment will at no time be less than two years. For calendar year 2006, our Board increased Mr. Schweinfurth’s annual salary to $471,000 based on the performance-based merit increase criteria previously adopted. For fiscal year 2007, Mr. Schweinfurth had the opportunity to earn a bonus of up to 225% of his base salary pursuant to an annual performance based program. Mr. Schweinfurth may participate in all benefit plans and perquisites generally available to our senior executives, including long-term performance-based incentive programs, and he will be provided with life insurance coverage in the amount of $1,400,000 during the term of the agreement. In the event such coverage is not available for an annual premium of no more than $3,000, we shall provide Mr. Schweinfurth with whatever lesser amount of life insurance is available for such annual premium or permit Mr. Schweinfurth to pay the portion of the annual premium in excess of $3,000.

We employ Kathleen J. McJohn under the terms of an agreement dated November 22, 2002, as amended. For calendar year 2007, Ms. McJohn will receive a salary of $325,000 per year. For fiscal year 2007, Ms. McJohn had the opportunity to earn a discretionary bonus of up to 50% of her base salary, depending on achievement of personal objectives and financial performance criteria for the Company. Additionally, Ms. McJohn may participate in all benefit plans and perquisites generally available to executive employees.

For calendar year 2007, Ms. Barten will receive a salary of $299,000 per year. For fiscal year 2007, Ms. Barten had the opportunity to earn a discretionary bonus of up to 50% of her base salary, depending on achievement of personal objectives and financial performance criteria for the Company. Ms. Barten may participate in all benefit plans and perquisites generally available to executive employees.

Information concerning compensation paid to Mr. McGill is described under “Potential Payments Upon Termination or Change-In-Control” below.

Bonus

The rules of the Securities and Exchange Commission require us to report bonuses under two columns in the Summary Compensation Table: (1) under “Bonus” for cash awards paid not pursuant to any plan; and (2) under “Non-Equity Incentive Plan Compensation Awards” for cash awards paid pursuant to a plan. The bonuses awarded to Messrs. Gamache, Edidin and Schweinfurth for fiscal year 2007 performance included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation Awards” were made pursuant to our Amended and Restated 2005 Incentive Plan and bonus matrices based on revenues and earnings per share approved by our Board in August 2006. The potential threshold, target and maximum amounts of the cash bonuses are also included under “Estimated Future Payout Under the Non-Equity Incentive Plan Awards” column in the Grants of Plan-based Awards Table. This award is reported in both tables in accordance with the rules of the Securities and Exchange Commission because the award was granted and paid out in the same fiscal year. The matrices, goals and bonus amounts for fiscal year 2007 for Messrs. Gamache, Edidin and Schweinfurth are described in more detail in our Compensation Discussion and Analysis above. For Mses. McJohn and Barten, the bonuses included in the Summary Compensation Table under the “Bonus” column were 100% discretionary and were based on a mixture of corporate financial performance and personal performance against pre-established personal goals set by our Chief Executive Officer.

Stock Awards

The Stock Awards column in the Summary Compensation Table discloses the portion of the fair value of the shares of restricted stock listed below that was recognized as an expense for financial accounting purposes for fiscal year 2007 and also includes value relating to awards made in prior fiscal years that vested in fiscal year 2007. The expense reported in the Summary Compensation Table was calculated using the closing trading price on the date of grant. The All Other Stock Awards: Number of Shares of Stock column in the Grants of Plan-based Awards Table includes all of the restricted shares listed below which were granted on June 7, 2007. The following table provides additional information, including the closing price on the date of each grant and the vesting schedules of each grant, concerning the shares of restricted stock which are reflected in the Summary Compensation Table and the Grants of Plan-based Awards Table. All of these shares were granted under our Amended and Restated 2005 Incentive Plan.

Grant Date	Grant Date Price Per Share	Recipients	# of shares		Vesting Schedule
			Granted	Unvested
December 9, 2004	$20.33	Brian R. Gamache Orrin J. Edidin Scott D. Schweinfurth	101,185 46,483 42,733	33,729 15,495 14,245	One-third of the granted shares vested on December 9, 2005 and 2006. The unvested shares will vest on December 9, 2007, as long as the holder remains employed with WMS.

June 7, 2007	$27.95	Brian R. Gamache Orrin J. Edidin Scott D. Schweinfurth	28,941 13,773 12,628	28,941 13,773 12,628	These shares will vest 25% per year on June 7, over the next four years, as long as the holder remains employed with WMS.

Equity-Based Performance Units

As of June 30, 2007, three grants of equity-based performance units were outstanding, units with performance measurement periods of (1) thirty months ending June 30, 2007, (2) thirty-six months ending June 30, 2008 and (3) thirty-six months ending June 30, 2009. At the time of grant, our Board based upon the recommendation of the Compensation Committee set performance goals for these performance units dependent on total revenue and free cash flow. No expense amounts related to these performance units is reflected in the Summary Compensation Table because, based on our assessment of the potential achievement of the free cash flow goals for these grants, we did not record any expense for such awards in fiscal year 2007 in accordance SFAS No. 123R. Additionally, due to the goals relating to revenue and free cash flow not being achieved by our Company for the thirty-month period ended June 30, 2007, no payout was realized for the units bearing a performance measurement date of June 30, 2007.

The number of shares of stock awarded to participants under our equity-based performance unit grants is dependent upon the achievement of the specified performance goals as of the performance measurement date and the extent to which each goal is achieved or exceeded. As indicated above under Grants of Plan-based Awards, our equity-based performance units have a minimum threshold performance level which must be achieved before any shares are issued. Under our agreements, depending on which goal is met, a variable amount of shares will be issued after the performance measurement date:

Goal	Number of Shares Issued as a Percentage of the Units Granted
Threshold	10%
Target	100%
Maximum	200%

The equity-based performance units with a thirty-six month performance measurement period ending June 30, 2009 were granted in fiscal year 2007 and are reflected under Estimated Future Payouts Under Equity Incentive Plan Awards column in the Grants of Plan-based Awards Table.

Option Awards

The Option Awards column in the Summary Compensation Table discloses the amount of the fair value of the following option grants under our Amended and Restated 2005 Incentive Plan that was recognized as an expense for financial reporting purposes in fiscal year 2007. The grants awarded in fiscal year 2007 are also included under “All Other Option Awards: Number of Securities Underlying Options” in the Grants of Plan-based Awards Table above.

Name	Grant Date	Term in Years	Vesting Schedule	Option Exercise Price	Number of Options Granted	SFAS 123R Expense
Brian R. Gamache	12/9/2004	10	1/3 each year over 3 years	$20.33	297,549	$440,442
	1/7/2005	10	1/3 each year over 3 years	21.67	48,646	92,194
	6/16/2005	10	1/3 each year over 3 years	22.60	52,852	142,541
	8/14/2006	10	1/3 each year over 3 years	16.95	78,195	312,143

Orrin J. Edidin	12/9/2004	10	1/3 each year over 3 years	20.33	55,566	91,566
	1/7/2005	10	1/3 each year over 3 years	21.67	21,048	39,884
	6/16/2005	10	1/3 each year over 3 years	22.60	23,784	64,139
	8/14/2006	10	1/3 each year over 3 years	16.95	34,608	138,151

Scott D. Schweinfurth	12/9/2004	10	1/3 each year over 3 years	20.33	55,566	91,566
	1/7/2005	10	1/3 each year over 3 years	21.67	19,177	36,344
	6/16/2005	10	1/3 each year over 3 years	22.60	21,669	58,436
	8/14/2006	10	1/3 each year over 3 years	16.95	31,782	126,869

Kathleen J. McJohn	2/13/2003	10	1/4 each year over 4 years	7.33	75,000	9,415
	1/7/2005	10	1/3 each year over 3 years	21.67	7,644	14,484
	6/16/2005	10	1/3 each year over 3 years	22.60	7,198	19,419
	8/14/2006	10	1/3 each year over 3 years	16.95	12,511	49,938

Patricia C. Barten	9/29/2005	10	1/4 each year over 4 years	18.47	75,000	209,198
	8/14/2006	10	1/3 each year over 3 years	16.95	14,377	57,392

Change in Pension Value

The Change in Pension Value column in the Summary Compensation Table discloses the change in present value, between June 30, 2006 and June 30, 2007, of the death, disability and termination benefits payable to Mr. Gamache under his employment agreement. The present value of these benefits is based upon an assumed termination of employment date of June 20, 2023, and a maximum termination benefit of $5,000,000 to be paid out over 10 years, using a discount rate of 5.75%.

All Other Compensation

The rules of the Securities and Exchange Commission require us to disclose more details about any perquisite included in the All Other Compensation column in the Summary Compensation Table which amounts to more than $25,000 for an individual. The amounts shown in the All Other Compensation Column of the Summary Compensation Table include the following items:

➢

Contributions made by our Company to our named executive officers’ deferred compensation plan accounts as an employer match of contributions made by such employees. Our executive officers may participate in two company-sponsored deferred compensation plans. The first plan, the WMS Industries Inc. 401(k) Plan (the “401(k) Plan”), is a tax qualified deferred compensation plan available to all employees. Because the amount some of our employees, including our named executive officers, may contribute to the 401(k) may be limited by Section 415 of the Internal Revenue Code, we offer the second plan, the WMS Industries Non-Qualified Deferred Compensation Plan, to provide them with the same benefits offered under the 401(k) Plan to our other employees. Through these two plans, each year, we match 100% of the first 3% of annual compensation contributed by our employees, including our named executive officers, and 50% of the second 3% contributed by our employees, including our named executive officers, to these plans.

Name	401(k) Plan Company Match	Non-Qualified Deferred Compensation Plan Company Match
Brian R. Gamache	$10,125	$73,130
Orrin J. Edidin	10,125	39,078
Scott D. Schweinfurth	10,125	35,052
Kathleen J. McJohn	9,995	11,334
Patricia C. Barten	9,997	5,942
Seamus M. McGill*	1,217	2,366

*	Mr. McGill left our employ on August 31, 2006

➢

For Mr. McGill, the All Other Compensation column includes an accrual of $750,000 in fiscal year 2007 for the payments we will make to Mr. McGill over the two year period from September 1, 2006 to August 31, 2008 pursuant to his employment agreement as a result of the termination of his employment with us.

The All Other Compensation column in the Summary Compensation Table also includes the aggregate incremental costs to our Company of personal and spousal travel and entertainment which we consider appropriate business expenses of our executive officers under our corporate policies, health expense reimbursements, life insurance premiums for certain of our executive officers and other such expenses.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by the named executive officers at the end of fiscal year 2007. The following awards listed in the table below are also listed in the Grants of Plan-based Equity Awards Table on page 33: (1) Option awards with an expiration date of August 14, 2016, (2) certain of the unvested stock awards, see “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Stock Awards” above and (3) certain of the unearned shares, units or other rights that have not vested, see “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables Equity-based Performance Units” above.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Brian R. Gamache							62,670	(2)	1,808,656	(3)	85,178		245,824	(5)
	—	78,195	(1)	—	16.95	8/14/2016	—		—		—		—
	35,234	17,618	(1)	—	22.60	6/16/2015	—		—		—		—
	32,430	16,216	(1)	—	21.67	1/7/2015	—		—		—		—
	198,366	99,183	(1)	—	20.33	12/9/2014	—		—		—		—
	11,250	—		—	18.98	5/10/2014	—		—		—		—
	37,500	—		—	16.55	9/18/2013	—		—		—		—
	37,500	—		—	9.52	5/8/2012	—		—		—		—
	262,500	—		—	13.01	8/9/2011	—		—		—		—
	112,500	—		—	15.00	5/14/2011	—		—		—		—
Orrin J. Edidin							29,268	(2)	844,674	(3)	37,712	(4)	108,837	(5)
	—	34,608	(1)	—	16.95	8/14/2016	—		—		—		—
	15,856	7,928	(1)	—	22.60	6/16/2015	—		—		—		—
	14,032	7,016	(1)	—	21.67	1/7/2015	—		—		—		—
	37,044	18,522	(1)	—	20.33	12/9/2014	—		—		—		—
	7,500	—		—	18.98	5/10/2014	—		—		—		—
	112,500	—		—	11.54	11/15/2010	—		—		—		—
Scott D. Schweinfurth							26,873	(2)	775,555	(3)	34,469	(4)	99,478	(5)
	—	31,782	(1)	—	16.95	8/14/2016	—		—		—		—
	14,446	7,223	(1)	—	22.60	6/16/2015	—		—		—		—
	12,784	6,393	(1)	—	21.67	1/7/2015	—		—		—		—
	37,044	18,522	(1)	—	20.33	12/9/2014	—		—		—		—
	7,500	—		—	18.98	5/10/2014	—		—		—		—
	37,500	—		—	9.52	5/9/2012	—		—		—		—
	112,500	—		—	11.54	11/15/2010	—		—		—		—
Kathleen J. McJohn							—		—		13,421	(4)	38,733	(5)
	—	12,511	(1)	—	16.95	8/14/2016	—		—		—		—
	4,798	2,400	(1)	—	22.60	6/16/2015	—		—		—		—
	5,096	2,548	(1)	—	21.67	1/7/2015	—		—		—		—
	3,750			—	18.98	5/10/2014	—		—		—		—
	30,000	—		—	7.33	2/13/2013	—		—		—		—
Patricia Barten							—		—		6,304	(4)	18,193	(5)
	—	14,377	(1)	—	16.95	8/14/2016	—		—		—		—
	18,750	56,250	(1)	—	18.47	9/29/2015	—		—		—		—
Seamus M. McGill*	—	—		—	—	—	—		—		—		—

*	Mr. McGill left our employ on August 31, 2006
(1)	The unexercisable options listed above will vest as follows, assuming continued employment by the named executive officer:

Expiration Date	Grant Date	Vesting Schedule
8/14/2016	8/14/2006	1/3 each year over 3 years
9/29/2015	9/29/2005	1/4 each year over 4 years
6/16/2015	6/16/2005	1/3 each year over 3 years
1/7/2015	1/7/2005	1/3 each year over 3 years
12/9/2014	12/9/2004	1/3 each year over 3 years

(2)	Consists of the unvested portion of the restricted stock listed under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Restricted Stock” above.
(3)	Value is based on the closing price of our common stock on June 28, 2007, the last trading date in our 2007 fiscal year, $28.86.
(4)	Consists of the equity-based performance units listed under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Equity Tables—Equity-based Performance Units” below, including the equity-based performance units granted on January 7, 2005 which expired without payout after June 30, 2007.
(5)	Value is based on the closing price of our common stock on June 28, 2007, the last trading day in our 2007 fiscal year, $28.86, and vesting of 10% based upon the assumption of the achievement of the threshold goal.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Brian R. Gamache	285,002	$4,378,893	33,729	$811,969
Orrin J. Edidin	75,000	1,019,760	15,495	373,016
Scott D. Schweinfurth	37,500	518,233	14,244	342,901
Kathleen J. McJohn	7,500	130,817	—	—
Patricia Barten	—	—	—	—
Seamus McGill*	90,547	514,341	—	—

*	Mr. McGill left our employ on August 31, 2006
(1)	The value realized equals the difference between the option exercise price and the fair market value of the common stock on the date of exercise, multiplied by the number of shares for which the option was exercised for the following options:

Name	Grant Date	Number of Shares	Exercise Price
Brian R. Gamache	4/9/2000	135,002	$5.96
	11/15/2000	150,000	11.54
Orrin J. Edidin	5/9/2002	75,000	9.52
Scott D. Schweinfurth	5/9/2002	37,500	9.52
Kathleen J. McJohn	2/13/2003	7,500	7.33
Seamus M. McGill	11/15/2000	75,000	11.54
	5/10/2004	6,000	18.98
	1/7/2005	4,917	21.67
	6/16/2005	4,630	22.60
(2)	The value realized equals the fair market value of the restricted common stock granted on December 9, 2004 on the vesting date, multiplied by the number of shares vesting.

PENSION BENEFITS

None of our named executive officers received any benefits in fiscal year 2007 under defined pension plans. We have agreed to provide Mr. Gamache with certain termination benefits pursuant to his employment agreement consisting of annual payments equal to fifty percent (50%) of his annual base salary at the time of termination of his employment, but not less than $350,000 and not more than $500,000, payable in equal monthly installments. Such monthly payment will continue for a period of time equal to the lesser of (a) ten years or (b) the period of time after March 21, 2000 that Mr. Gamache was employed by us. The value of those benefits is listed below. The present value of these benefits is based upon an assumed termination of employment date of June 30, 2023 at age 65 and a maximum termination benefit of $5,000,000 to be paid out over 10 years, using a discount rate of 5.75%.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Brian R. Gamache	Termination benefits pursuant to Employment Agreement	7.25	$1,185,909	—

NON-QUALIFIED DEFERRED COMPENSATION TABLE

We offer our named executive officers the opportunity to participate in two plans: (1) the WMS Industries Inc. 401(k) Plan, a tax qualified deferred compensation plan available to all employees and (2) the WMS Industries Non-Qualified Deferred Compensation Plan which is available to certain employees, including our named executive officers. These plans allow our named executive officers and other WMS employees to voluntarily defer receipt of a portion of his/her salary and all or a portion of any bonus received, until the date or dates selected by the participant. The participant is able to select from a range of mutual funds for investment of these deferred funds. There is no selection available under either plan which would allow investment in our securities. Below is a table providing additional information about our named executive officers’ participation in the Non-Qualified Deferred Compensation Plan. For the company-match contributions provided to our named executive officers under the 401(k) Plan, please see the Summary Compensation Table and “Additional Information Concerning the Summary Compensation and Equity-Based Awards Table—All Other Compensation” above.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions ($)		Aggregate Balance at Last Fiscal Year-End ($)
Brian R. Gamache	$97,507	$73,130	$32,164	$54,606	(1)	$208,703
Orrin J. Edidin	52,103	39,078	31,594	—		144,654
Scott D. Schweinfurth	46,736	35,052	16,495	—		113,656
Kathleen J. McJohn	15,112	11,334	5,498	—		34,031
Patricia Barten	8,995	5,942	1,117	—		12,167
Seamus McGill*	3,154	2,366	3,746	32,021	(2)	—

*	Mr. McGill left our employ on August 31, 2006
(1)	Under the terms of the Non-Qualified Deferred Compensation Plan, three years ago, Mr. Gamache elected to have a distribution made to him from his account during fiscal year 2007.
(2)	Mr. McGill made a permitted withdrawal from his account following his separation of service during fiscal year 2007.

Our named executive officers may borrow from their accounts or withdraw funds under the 401(k) Plan on the same terms and subject to the same conditions as all other employees. Under the 401(k) Plan, distribution will normally occur upon termination of employment, death of the employee or retirement at the normal retirement age under the Plan.

Under the Non-Qualified Deferred Compensation Plan, participants, including our named executive officers, elect the date for distribution of deferred contributions made in any year prior to the commencement of that year and subject to the requirement that the distribution occur no earlier than January 15th of the third plan year following the plan year for which the deferral election is made. Distribution of participant deferred contributions under the Non-Qualified Deferred Compensation Plan will occur upon the earliest to occur of: (i) the date elected by such participant; (ii) the date of separation of service (as defined under the Internal Revenue Code) of the participant from our Company; or (iii) the date we terminate the Plan. For all participants, distribution of contributions will accelerate upon a change-in-control of our Company.

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE-IN-CONTROL

Upon the termination of Mr. Gamache’s employment for any reason, whether by us or Mr. Gamache, he will receive the termination benefits, payable in installments, specified under his employment agreement which are equal to one-half of Mr. Gamache’s salary at the time of termination, but not less than $350,000 or more than $500,000 per year, for a term that is the lesser of: (a) 10 years, or (b) the time period Mr. Gamache is employed by WMS, beginning March 21, 2000. If Mr. Gamache is disabled for more than 90 consecutive days or 6 months in any 12-month period during the term of the agreement and is not able to resume his duties within 30 days of notice of disability, Mr. Gamache’s employment will terminate, and he will receive the termination benefits specified under the agreement which are described under “Pension Benefits” above. In the event of Mr. Gamache’s death, his designated beneficiaries will continue to receive salary payments for a period of six months after the date of his death and will receive the termination benefits that would otherwise have been paid to Mr. Gamache. In addition, in the case of Mr. Gamache’s death or disability, all of Mr. Gamache’s unvested stock options and stock equity grants would immediately vest.

We may terminate his employment agreement “for cause,” which includes dishonesty or failure to follow the reasonable direction of our Board. Upon any termination for cause, Mr. Gamache will receive the termination benefits, payable in installments, specified under his employment agreement.

Mr. Gamache may terminate the agreement for “good reason” upon the occurrence of: (a) a material breach by us of any material provision of the agreement, (b) the placement of Mr. Gamache in a position of lesser status, (c) the assignment to Mr. Gamache of duties inconsistent with his current position, (d) the reduction of the compensation to which he is entitled under the agreement, (e) his removal from the Board or (f) the relocation of our headquarters to a location more than 40 miles farther from his current place of residence than the present location of our headquarters.

Upon any termination by Mr. Gamache for good reason, or by us without cause, we would be obligated to pay Mr. Gamache: (w) a lump sum payment equal in amount to Mr. Gamache’s base salary through the date of termination, less any payments previously made; (x) the pro rata bonus which would have been payable during the current year; (y) an amount equal to three times the sum of (1) his base salary and (2) a bonus amount equal to the average annual cash bonus earned by Mr. Gamache over the immediately preceding two fiscal years; and (z) the termination benefits which would have been payable in the event of termination on the date of termination. In addition, all of Mr. Gamache’s unvested stock options and stock equity grants would immediately vest.

Mr. Gamache also may terminate the agreement if either of the following change-in- control events occurs: (a) the individuals who presently constitute our Board of Directors, or successors approved by these Board members or their successors, cease for any reason to constitute at least a majority of the Board or (b) both of the following occur (i) any person or entity or group of affiliated persons or entities who are not the owner of at least 15% of our outstanding voting securities on December 27, 2004, acquire more than 25% of our outstanding voting securities and (ii) Mr. Gamache remains employed by us for a period of 180 days thereafter. If either such a change-in-control event occurs and Mr. Gamache gives timely notice: (a) all of Mr. Gamache’s unvested stock options and stock equity grants will immediately vest; (b) we will be required to pay him a lump sum of three times the sum of (1) his base salary and (2) a bonus amount equal to the average annual cash bonus earned by Mr. Gamache over the immediately preceding two fiscal years; (c) all of his termination benefits would be payable as if he had retired on the date of such change-in-control; and (d) all health benefits provided to Mr. Gamache under his employment agreement will continue for 18 months thereafter.

If payments made to Mr. Gamache under his employment agreement after a change-in-control are considered “excess parachute payments” under Section 280G of the Code, additional compensation is required to be paid to Mr. Gamache to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Under Section 4999 of the Code, in addition to income taxes, the recipient of “excess parachute payments” is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change-in-control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change-in-control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us. In addition, in the case of a change-in-control, all of Mr. Gamache’s unvested stock options and stock equity grants would immediately vest.

The following table provides quantitative disclosure of the incremental payments and value that Mr. Gamache would have received or realized as a result of the employment termination events described below pursuant to agreements or arrangements that apply to him only and not to employees of the company generally. The calculations assume (1) a termination date of June 30, 2007 and (2) for the valuation of shares underlying stock options, restricted stock and shares issued under performance units for which vesting would have been accelerated, the closing price of our common stock on June 28, 2007, the last trading day in our fiscal year, $28.86. Information concerning Mr. Gamache’s benefits under the Non-Qualified Deferred Compensation Plan is set forth above in the Non-Qualified Deferred Compensation Table.

Termination Event	Salary and/or Bonus (1)		Termination Benefits		Accelerated Options		Accelerated Restricted Stock		Accelerated Performance Units (2)		Other Benefits		Total
Retirement, Expiration of Employment Agreement or For Cause	—		$2,942,738	(3)	—		—		—		—		$2,942,738
Disability			2,942,738	(3)	$2,004,339		$1,808,656	(4)	$2,458,237		—		9,213,970
Death	$404,500	(5)	2,942,738	(3)	2,004,339		1,808,656	(4)	2,458,237		—		9,618,470
Without Cause or For Good Reason	4,737,167	(6)	2,942,738	(3)	2,004,339		1,808,656	(4)	2,458,237		—		13,951,137
Change-In-Control	4,737,167	(6)	2,942,738	(6)	2,004,339	(4)	1,808,656	(4)	2,458,237	(4)	$3,445,698	(7)	17,396,835

(1)	By assuming that such termination occurs at the end of the fiscal year, we also assume that all base salary through the date of termination and bonus amounts payable for fiscal year 2007 have been paid on the termination date.
(2)	Assuming achievement of the target, triggering 100% payout.
(3)	Payable over 7.25 years.
(4)	Mr. Gamache’s employment agreement provides for accelerated vesting of equity grants upon a “change-in-control.” Certain equity grants made to other employees may also accelerate under the terms of the Amended and Restated 2005 Incentive Plan or the related equity grant agreements. Because the definition of the term “change-in-control” may differ in these documents, Mr. Gamache’s equity grants may accelerate upon a “change-in-control” while those of other employees do not.
(5)	Payable over 6 months.
(6)	Payable in a lump sum.
(7)	Consists of the cost to our Company of a gross up for taxes of $3,413,878 and eighteen months of continued health coverage of $31,820.

We may terminate either Mr. Edidin's or Mr. Schweinfurth’s agreement upon 30 days written notice for “cause”, which includes dishonesty or failure to follow a reasonable direction of our Chief Executive Officer or our Board of Directors. Both Mr. Edidin's and Mr. Schweinfurth’s agreements may be terminated by either party upon two years notice.

Mr. Edidin and Mr. Schweinfurth may also terminate their respective agreements upon 30 days written notice for “good reason,” which means the occurrence of a material breach by us of any material provision of the agreement, including a material diminution of responsibility or base salary, or, in the event of a change-in-control, the relocation of his primary office to a location more than 40 miles farther from his current place of residence than the present location of our Waukegan and Chicago, Illinois offices. Upon any termination by Mr. Edidin or Mr. Schweinfurth for good reason, or by us without cause, under each employment agreement, we would be obligated to pay: (a) within 30 days after the end of the fiscal year in which such termination occurred, a pro rata amount of the bonus payable for the fiscal year in which such termination occurs to the extent not already paid, (b) base salary and a pro rata amount of one year’s bonus over the next twelve months at normal payroll intervals and (c) within 30 days after the first anniversary of such termination, a lump sum payment equal in amount to two times the sum of (1) his base salary and (2) one year’s bonus. The agreement defines “one year’s bonus” as the average annual cash bonus paid to such officer over the immediately preceding two fiscal years.

If the agreement terminates by reason of the officer’s death or his absence from his duties on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician, we would be required to pay the officer or his legal representatives: (a) the pro rata bonus which would have been payable during the current year had he remained employed; and (b) a lump sum equal to one-half the sum of (1) his base salary and (2) one year’s bonus.

Mr. Edidin's or Mr. Schweinfurth’s employment agreement may also be terminated if either of the following change-in-control events occurs: (a) the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board, and the officer gives written notice of his election to terminate his employment within sixty days of such event or (b) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of January 1, 2005, acquires more than 25% of our outstanding shares, and the officer gives written notice of his election to terminate his employment for “good reason” or our Company terminates his employment not for cause, death or disability within 180 days of such acquisition. In the event of such a termination of Mr. Edidin’s or Mr. Schweinfurth’s employment agreement, then in lieu of any other rights under his agreement, we will be required to pay him (a) any accrued base salary and the pro rata bonus to the extent not already paid; and (b) a lump sum of three times the sum of (1) his base salary and (2) one year’s bonus. If payments made to Mr. Edidin or Mr. Schweinfurth under their respective agreements after a change-in-control are considered “excess parachute payments” under Section 280G of the Code, additional compensation is required to be paid to them to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

In addition, upon a change-in-control event, all of Mr. Edidin’s and Mr. Schweinfurth’s unexpired unvested options and stock equity grants will immediately vest.

With respect to “excess parachute payments” made to either Mr. Edidin or Mr. Schweinfurth, under Section 4999 of the Code, in addition to income taxes, the recipient of “excess parachute payments” is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change-in-control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change-in-control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us.

The following table provides quantitative disclosure of the incremental payments and value that Mr. Edidin would have received or realized as a result of the employment termination events described below pursuant to agreements or arrangements that apply to him only and not to employees of the company generally. The calculations assume (1) a termination date of June 30, 2007 and (2) for the valuation of shares underlying stock options, restricted stock and shares issued under performance units for which vesting would have been accelerated, the closing price of our common stock on June 28, 2007, the last trading day in our fiscal year, $28.86. Information concerning Mr. Edidin’s benefits under the Non-Qualified Deferred Compensation Plan is set forth above in the Non-Qualified Deferred Compensation Table.

Termination Event	Salary and/ or Bonus (1)		Accelerated Options		Accelerated Restricted Stock		Accelerated Performance Units		Other Benefits		Total
Retirement, Expiration of Employment Agreement or For Cause	—		—		—		—		—		—
Disability or Death	$464,810	(2)			$844,674	(3)					$1,309,485
Without Cause or For Good Reason	2,788,862	(4)			844,674	(3)					3,633,536
Change-In-Control	2,788,862	(2)	$670,218	(3)	844,674	(3)	1,088,368	(3)	$1,212,506	(5)	6,604,628

(1)	By assuming that such termination occurs at the end of the fiscal year, we also assume that all base salary through the date of termination and any bonus amounts payable for fiscal year 2007 have been paid on the termination date.
(2)	Payable in a lump sum.
(3)	Mr. Edidin’s employment agreement provides for acceleration of vesting of certain equity grants upon a “change-in-control.” Certain equity grants made to other employees may also accelerate under the terms of the Amended and Restated 2005 Incentive Plan or the related equity grant agreements. Because the definition of the term “change-in-control” may differ in these documents, Mr. Edidin’s equity grants may accelerate upon a “change-in-control” while those of other employees do not.
(4)	For 12 months following termination, salary and bonus amounts are paid in regular payroll installments; on the first anniversary of the termination date, a lump sum payment equal to two times the sum of (1) one year’s salary and (2) one year’s bonus will be paid.
(5)	Consists of the cost to our Company of a gross up for taxes.

The following table provides quantitative disclosure of the incremental payments and value that Mr. Schweinfurth would have received as a result of the employment termination events described below pursuant to agreements or arrangements that apply to him only and not to employees of the company generally. The calculations assume (1) a termination date of June 30, 2007 and (2) for the valuation of the shares underlying stock options, restricted stock and shares issued under performance units for which vesting would have been accelerated, the closing price of our common stock on June 28, 2007, the last trading day in our fiscal year, $28.86. Information concerning Mr. Schweinfurth’s benefits under the Non-Qualified Deferred Compensation Plan is set forth above in the Non-Qualified Deferred Compensation Table.

Termination Event	Salary and/ or Bonus (1)		Accelerated Options		Accelerated Restricted Stock		Accelerated Performance Units		Other Benefits		Total
Retirement, Expiration of Employment Agreement or For Cause	—		—		—		—		—		—
Disability or Death	$426,771	(2)			$775,555	(3)					$1,202,325
Without Cause or For Good Reason	2,560,623	(4)			775,555	(3)					3,336,178
Change-In-Control	2,560,623	(2)	$627,675	(3)	775,555	(3)	$994,775	(3)	$1,132,166	(5)	6,090,794

(1)	By assuming that such termination occurs at the end of the fiscal year, we also assume that all base salary through the date of termination and any bonus amounts payable for fiscal year 2007 have been paid on the termination date.
(2)	Payable in a lump sum.
(3)	Mr. Schweinfurth’s employment agreement provides for acceleration of vesting of certain equity grants upon a “change-in-control.” Certain equity grants made to other employees may also accelerate under the terms of the Amended and Restated 2005 Incentive Plan or the related equity grant agreements. Because the definition of the term “change-in-control” may differ in these documents, Mr. Schweinfurth’s equity grants may accelerate upon a “change-in-control” while those of other employees do not.
(4)	For 12 months following termination, salary and bonus amounts are paid in regular payroll installments; on the first anniversary of the termination date, a lump sum payment equal to two times the sum of (1) one year’s salary and (2) one year’s bonus will be paid.
(5)	Consists of the cost to our Company of a gross up for taxes.

Under his employment agreement, Mr. Gamache has agreed not to compete with us for a period of two years following termination of his employment. Additionally, he has agreed not to try to solicit our employees for employment elsewhere for a period of the greater of two years following termination of his employment or during the period he is receiving termination benefits from us. Similarly, under their respective employment agreements, each of Messrs. Edidin and Schweinfurth have agreed not to compete with us for a period of two years from termination of their employment by the Company for cause or by them without good reason and for a period of one year if they terminate their employment with us for good reason. Each has agreed not to solicit our employees for a period of two years following termination of his employment for any reason.

We may terminate Ms. McJohn’s agreement with or without cause. If we terminate the agreement without cause, Ms. McJohn is entitled to a continuation of her salary for six months, the cost of which to our Company would have been $162,500 if her employment had been terminated as of June 30, 2007. Aside from this salary continuation, Ms. McJohn is not contractually entitled to any termination payments that would differ from what other employees may receive. Ms. Barten is not contractually entitled to any payments that would differ from what other employees may receive if her employment had been terminated. We may terminate Ms. Barten’s employment at any time with or without cause.

Mr. McGill’s employment with our wholly-owned subsidiary, WMS Gaming Inc., ended August 31, 2006. Over the two year period from September 1, 2006 to August 31, 2008, WMS will pay Mr. McGill $750,000, an amount equal to two year’s of this annual base salary at the time of termination, less usual payroll deductions, in normal payroll intervals. In addition, pursuant to our agreement with Mr. McGill, in fiscal year 2007, WMS paid him a commission for gaming machines purchased by a certain state lottery. We also provided Mr. McGill with continued health benefits from September 1, 2006 through April 2007, when he obtained insurance from his new employer.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We propose that the stockholders ratify the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2008 by the Audit and Ethics Committee of the Board of Directors. We expect that representatives of Ernst & Young will be present at the Annual Meeting of Stockholders and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young will have the opportunity to make a statement if they desire to do so.

Ernst & Young served as our independent registered public accounting firm for fiscal years 2006 and 2007 and billed us for services rendered in fiscal year 2006 and fiscal year 2007 as follows:

Audit Fees.    The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements for fiscal year 2007 and fiscal year 2006, including the review of the financial statements included in our Quarterly Reports on Form 10-Q, required audit of internal controls over financial reporting and statutory audits required of the financial statements of certain of our international subsidiaries, were $923,625 and $859,500, respectively.

Audit-Related Fees.    The aggregate fees for audit-related services for the same periods were $154,000 and $203,860, respectively. These audit related services generally included fees for the annual audit of our employee benefit plans and agreed-upon procedures relating to wide area progressive systems.

Tax Fees.    The aggregate fees for tax services for the same periods were $176,260 and $65,085, respectively. These tax services include fees for domestic and foreign tax advice and planning.

All Other Fees.    We did not retain Ernst & Young for any other services during fiscal year 2007.

Pre-Approval Policies and Procedures.    Our Audit and Ethics Committee has adopted a policy for pre-approving all audit and permitted non-audit services rendered to us by our auditors. All audit services must be approved by the full Committee. Under the policy, any permitted non-audit services must be pre-approved by either the full Committee or by a designated member of the Audit and Ethics Committee and our internal audit director. If a designated member and our internal audit director approve any non-audit services, the full Committee will be informed of such services at its next regularly scheduled meeting. Our independent registered public accounting firm will verify to our Audit and Ethics Committee annually that they have not performed and will not perform any prohibited non-audit services.

Percentage of Services Approved under Regulation S-X 2-01(c)(7)(i)(C).    None.

Vote Required for Ratification

Ratification by the stockholders of the appointment of an independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present in person or by proxy do not ratify the selection of Ernst & Young at the meeting, the selection of an independent registered public accounting firm will be reconsidered by the Audit and Ethics Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT AND ETHICS COMMITTEE REPORT

The Audit and Ethics Committee of our Board of Directors is composed of three independent directors. The Audit and Ethics Committee operates under a written charter adopted by the Board. A copy of the charter is attached to this proxy statement as Appendix A.

Our management is primarily responsible for our financial statements and our internal accounting controls. Our independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. Our independent registered public accounting firm are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles and their judgments as to the quality, not just the acceptability, of our accounting principles. The Audit and Ethics Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit and Ethics Committee has reviewed and discussed with management and with our independent registered public accounting firm our audited and interim consolidated financial statements, including Management’s Discussion and Analysis, that have been included in our reports on Form 10-K and 10-Q. The Audit and Ethics Committee and the independent registered public accounting firm regularly discuss the results of their audit of our financial statements, their examination of internal controls and their opinion of the appropriateness of our accounting principles. In addition, the Audit and Ethics Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

The Audit and Ethics Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm their independence. The Audit and Ethics Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is consistent with maintaining auditor independence.

Based on the Audit and Ethics Committee’s discussions with management and the independent registered public accounting firm and the Audit and Ethics Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit and Ethics Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the Audit and Ethics Committee of the Board of Directors:

Harold H. Bach, Jr.

(Chairman)

Robert J. Bahash

Edward W. Rabin, Jr.

William J. Vareschi, Jr.

OTHER MATTERS

Stockholder Proposals

As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of copies of these reports that we have received and on representations from reporting persons that no Form 5 report was required to be filed by them, we believe that during fiscal year 2007 our officers, directors and 10% beneficial owners complied with all of their Section 16(a) filing requirements, except for (i) a filing by Edward W. Rabin, Jr. reporting his November 29, 2006 purchase transaction and (ii) a filing by John P. McNicholas, Jr. reporting his November 20, 2006 option exercise and subsequent sale of the stock acquired upon exercise.

It is important that you return the accompanying proxy card promptly. Therefore, whether or not you plan to attend the meeting in person, you are requested to mark, date, sign and return your proxy in the enclosed postpaid envelope. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

By Order of the Board of Directors,

Kathleen J. McJohn
Vice President, General Counsel and Secretary

Waukegan, Illinois

October 24, 2007

Appendix A

WMS INDUSTRIES INC.

CHARTER OF THE AUDIT AND ETHICS COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

The purpose of the Audit and Ethics Committee (the “Committee”) of the Board of Directors of WMS Industries Inc. (the “Company”) is to:

•

Assist the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditor;

•	Produce an audit committee report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

•	To take such other actions within the scope of this Charter as the Committee deems appropriate.

The Committee’s function is one of oversight and review, and it is not expected to audit the Company; the fundamental responsibility for the Company’s financial statements and disclosures rest with management and the independent auditor.

II. FUNCTIONS

The Committee shall perform the following functions:

1. Independent Auditor.    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting) and the independent auditor will report directly to the Committee. The Committee shall have sole authority to approve any related fees and retention terms for the independent auditor. The Committee will perform the following functions with respect to the independent auditor:

(a) Reports of Independent Auditor.    At least annually, the Committee shall obtain and review a report by the independent auditor describing (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years concerning one or more independent audits carried out by the firm and any steps taken to address such issues; and (iii) any and all relationships between the firm and the Company. The Committee shall also review the independent auditor’s attestation report as required by the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K and any reports of the independent auditor and others concerning internal controls, auditing or financial reporting.

(b) Evaluation of Independent Auditor.    The Committee shall evaluate the independent auditor on an annual basis and where appropriate recommend a replacement for the independent auditor. In such evaluation, the Committee shall review the report of the independent auditor described above and shall engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The Committee shall solicit and consider the opinions of management and the internal auditor concerning the performance of the independent auditor. This evaluation should include a review and evaluation of the lead audit partner of the independent auditor and the Committee shall ensure any rotation of the lead audit partner as required by law.

(c) Plan of Audit.    The Committee shall consult with the independent auditor regarding the plan of audit. The Committee also shall review with the independent auditor their report on the audit and review with management the independent auditor’s suggested changes or improvements in the Company’s accounting practices or controls.

(d) Internal Accounting Controls.    The Committee shall consult with the independent auditor regarding the adequacy of internal accounting controls including the responsibilities, budget and staffing of the internal audit function.

(e) Audit Problems or Difficulties.    The Committee shall review with the independent auditor any difficulties the auditor encountered in the course of the audit or any significant disagreements with management. This review may include any accounting adjustments noted by the independent auditor that were passed as immaterial or otherwise by management and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

(f) Hiring Employees or Former Employees of the Independent Auditor.    The Committee shall set clear hiring policies relating to the hiring of employees or former employees of the independent auditor to ensure the independence of the independent auditor’s personnel responsible for conducting the audit of the Company and that any hiring is in accordance with all applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange.

(g) Maintain Pre-Approval Policy.    The Committee shall maintain a pre-approval policy regarding the services that may be performed by the independent auditor.

2. Financial Disclosure Documents.    The Committee shall review and generally discuss with management and the independent auditor the Company’s financial disclosure documents, including all annual and quarterly financial statements and reports filed with the Securities and Exchange Commission, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results in Operations”. The Committee shall also review with management the Company’s earnings press releases as well as financial information. The Committee shall also review from time to time with management guidance provided to analysts and rating agencies.

3. Risk Assessment and Risk Management.    The Committee shall discuss with management guidelines and policies governing the process of risk assessment and risk management, which discussions should include management’s identification of the Company’s major financial risk exposures and the steps management has taken to monitor and manage such exposures.

4. Executive Sessions.    The Committee shall periodically meet separately (a) with management, (b) with the internal auditor and (c) with the independent auditor to invite productive and open discussions with each group.

5. Accounting Principles and Disclosure.    The Committee shall receive reports from management and the independent auditor concerning significant developments in accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles. The Committee shall discuss with management, the independent auditor and the internal auditor (a) any regulatory and accounting initiatives and off-balance sheet structures which affect the financial statements of the Company and (b) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information). The Committee shall solicit and review an analysis from management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

6. Internal Control Systems.    The Committee shall review with management and the internal auditor management’s internal control report describing the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant issues relating to the effectiveness of the Company’s internal controls and any new procedures adopted to respond to such deficiencies.

7. Complaints.    The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and (c) the receipt of concerns that an officer or director (or anyone acting under their direction) has taken any action to influence or mislead the independent auditor for the purpose of rendering the financial statements misleading.

8. Ethical Environment.    The Committee shall consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

9. Oversight of Executive Officers and Directors and Conflicts of Interest.    The Committee shall review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

10. Oversight and Evaluation of Internal Auditor(s).    The Committee shall be directly responsible for the appointment, compensation, retention and oversight of an internal audit function and the work of the internal auditor(s), and the internal auditor(s) shall report directly to the Committee. The Committee shall have sole authority to approve the compensation of the internal auditor(s).

11. Audit Report.    The Committee shall prepare and approve an annual audit report as required by the SEC to be included in the Company’s annual proxy statement.

12. Board Reports.    The Committee shall make regular reports to the Board.

13. Self-Evaluation.    The Committee shall conduct an annual performance evaluation of the Committee and its members.

III. MEMBERSHIP

The Committee shall consist of a minimum of three (3) directors, all of whom shall satisfy the independence requirements of the New York Stock Exchange and any applicable law relating to members of audit committees including, but not limited to, Rule 10A-3 promulgated by the Securities and Exchange Commission pursuant to Section 10A(m) of the Securities Exchange Act of 1934, as amended. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee, in the judgment of the Board of Directors, shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual qualifying as a financial expert and being designated as such in the Company’s public filings. While serving on the Committee, no member shall serve on the audit committee of more than two additional public companies. No member of the Committee shall be employed by or otherwise affiliated with the Company’s independent auditor.

IV. AUTHORITY

The Committee shall have the authority to:

•	Confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties.

•	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

•

Delegate responsibilities, other than those required to be fulfilled solely by the Committee under the requirements of the New York Stock Exchange, to subcommittees, as the Committee may deem appropriate in its sole discretion.

•

Access and/or retain any compensation consultants, outside counsel and other advisors (including experts, management, the Company’s independent public accountants, internal auditor and anyone else in the Company), as the Committee may deem appropriate in its sole discretion.

•	Approve any fees and retention terms for its advisors and any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V. MEETINGS

The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chair and will be called promptly upon the request of any two Committee members. A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee shall keep a record of its actions and proceedings.

Adopted by the Board of Directors on December 11, 2003.

APPENDIX B

WMS INDUSTRIES INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE UNDERSIGNED, revoking all previous proxies, hereby appoints BRIAN R. GAMACHE, SCOTT D. SCHWEINFURTH and KATHLEEN J. MCJOHN, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers that the undersigned would possess if personally present, to vote all shares of common stock of WMS Industries Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 13, 2007 and at all adjournments thereof.

The shares represented by this Proxy will be voted in accordance with the specifications made by the undersigned upon the following proposals, more fully described in the accompanying proxy statement. If no instructions are given by the undersigned, the shares represented by this proxy will be voted “FOR” the election of the nominees for directors designated by our Board of Directors and “FOR” proposal 2.

ANNUAL MEETING OF STOCKHOLDERS OF

WMS INDUSTRIES INC.

December 13, 2007

Note: Please mark, date,

sign and mail this proxy in

the postpaid envelope

enclosed for this purpose.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES AND THE PROPOSAL LISTED BELOW. PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Election of Directors.
☐	FOR all nominees listed (except as marked to the contrary)	NOMINEES: 0 Louis J. Nicastro 0 Brian R. Gamache 0 Harold H. Bach, Jr. 0 Robert J. Bahash 0 Patricia M. Nazemetz 0 Neil D. Nicastro 0 Edward W. Rabin, Jr. 0 Ira S. Sheinfeld 0 William J. Vareschi, Jr.
☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED
☐	FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2008.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE POSTPAID ENVELOPE ENCLOSED FOR THIS PURPOSE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
NOTE:	Please sign exactly as your name(s) appear hereon. If signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.